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                                                                  Exhibit 10.171


                                  AGREEMENT OF SALE


     AGREEMENT made this    day of January, 1998, by and between LANCER
ASSOCIATES, L.L.C., a New Jersey limited liability company, having an office at 840 N. Lenola Road, Moorestown, New Jersey 08057 (hereinafter called "Seller"), and MACK-CALI REALTY, L.P., a Delaware limited partnership, having an office at 11 Commerce Drive, Cranford, New Jersey 07016 (hereinafter called "Purchaser").
                                 W I T N E S S E T H:

     FOR AND IN CONSIDERATION of the mutual covenants hereinafter contained:

     1.   AGREEMENT TO SELL AND PURCHASE.

          (a) Seller hereby agrees to sell and convey, and Purchaser hereby agrees to purchase, subject to the conditions set forth herein, those certain plots, pieces or parcels of land ("Land"), together with all buildings and improvements located thereon or to be constructed thereon, and any appurtenances or hereditaments appertaining thereto ("Improvements"), located in the Township of Moorestown, County of Burlington, State of New Jersey (hereinafter referred to as the "Premises"). The Land and Improvements constitute a portion of Lots 1, 2, 3 and 4, Block 300 on the current Township's Tax Map, and are more particularly described on Schedule "A" attached hereto and made a part hereof and cross-hatched on Schedule "A-1" attached hereto and made a part hereof.

          (b) This sale includes, for no additional consideration, all of the right, title and interest, if any, of Seller in and to the following:

               (i) All fixtures, equipment and articles of personal property necessary or appropriate for the operation or use of the Premises, and any replacements or substitutions therefor and additions thereto ("Personal Property"), all trade names and fictitious names used by Seller in connection with the



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Premises ("Names"), and all documents, records and books of account relating to the construction, ownership, leasing, operation, management, maintenance and/or financing of the Premises, which are in the possession or control of Seller ("Records"). All of said Personal Property, Names and Records shall be included in the deed of conveyance, Bill of Sale and/or assignments to be delivered at Closing (as hereinafter defined), as Purchaser may request;

               (ii) Any land lying in the bed of any street, or road open or proposed in front of, adjacent to, or adjoining the Premises, to the center lines thereof, and any future award, if any, for damages to said Premises by reason of change of grade of any street and all rights of way appurtenant thereto ("Appurtenant Property"); and Seller shall execute and deliver to Purchaser, at Closing or thereafter, on demand, all proper instruments for the conveyance of such title and for the assignment and collection of any such award.

     The Premises, together with the Personal Property, Names, Records and Appurtenant Property are referred to herein collectively as the "Property".

     2.   PURCHASE PRICE.

          The purchase price to be paid by Purchaser to Seller is Three Million Six Hundred Fifty Thousand ($3,650,000.00) Dollars (herein called the "Purchase Price"), subject to adjustments and prorations described herein. The Purchase Price shall be payable by immediately available funds in accordance with wiring instructions of Seller. The Purchase Price shall be payable in full at Closing.

     3.   DEPOSIT.

          (a) Upon the execution and delivery of this Agreement, Purchaser shall deliver to Escrow Agent (as hereinafter defined in Paragraph 3.(b) hereof) an irrevocable letter of credit in substantially the form of the letter of credit annexed hereto as Schedule "C" in the sum of One Hundred Thousand ($100,000.00) Dollars (the "Letter of Credit").


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

          (b) The Letter of Credit shall be deposited with Archer & Greiner, Esqs., attorneys for Seller ("Escrow Agent"), and shall be held by Escrow Agent in accordance with the provisions of Paragraph 23 hereof, subject to the following terms:

               (i) At Closing, the Letter of Credit shall be delivered to Purchaser;

               (ii) If this Agreement is terminated pursuant to its terms, or if this transaction otherwise does not close for any reason except for Purchaser's or Seller's default, the Letter of Credit shall be delivered immediately to Purchaser without application of Paragraph 23(f), (h) and (I) hereof;

               (iii) If this Agreement is terminated due to Purchaser's default, the Letter of Credit shall be delivered immediately to Seller as liquidated damages pursuant to Paragraph 18 hereof subject to the terms of Paragraph 23 hereof; and

               (iv) If this Agreement is terminated due to Seller's default, the Letter of Credit shall be delivered to Purchaser, subject to the terms of Paragraph 23 hereof.

     4.   CONSTRUCTION OF IMPROVEMENTS.

          (a) Attached hereto and made a part hereof as Schedule "B" is a list of complete architectural drawings and specifications (the "Plans and Specifications") for the construction of Improvements on the Property. The Plans and Specifications shall be final and shall not be changed by Seller without the prior consent of Purchaser.

          (b) Seller has advised Purchaser that it has commenced construction of the Improvements and covenants and agrees that it shall, promptly and with due diligence continue to construct the Improvements on the Property in accordance with the Plans and Specifications, including, without limitation, utility lines, drainage, lighting facilities, grading and paving, landscaping, approaches, entrances, exits, ramps, sidewalks, roadways, curb cuts, loading areas, platforms, service roads and all buildings required to be constructed pursuant to the Plans and


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Specifications.  The construction work shall be done in a first class, good and workmanlike manner and in compliance with all applicable laws, orders and regulations of federal, state, county and municipal authorities having jurisdiction. Seller, at its sole cost and expense, shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals which may be required to permit the construction of the Improvements in accordance with the Plans and Specifications and the use or occupancy thereof.

          (c) Purchaser may, on reasonable prior notice to Seller, visit the job site to inspect the progress and performance of the work and the materials being incorporated into the Improvements.

          (d) At least ten (10) days prior to Closing (as hereinafter defined) but not later than thirty (30) days after Substantial Completion (as hereinafter defined) of construction of the Improvements on the Property, Seller shall, at its sole cost, deliver to Purchaser an accurate "as built" survey of the Improvements certified to Purchaser and its designees by a duly licensed surveyor including the information set forth on Schedule "E", together with three (3) sets of "as built" plans of the Improvements, including, without limitation, architectural and mechanical plans.

          (e) Seller shall, at its own expense, maintain or cause to be maintained in force a policy or policies of insurance written by one or more responsible insurance carriers acceptably rated by national rating organizations insuring against liability for bodily injury, death and property damage of any person or persons in connection with construction work to be performed pursuant to this Agreement, with minimum limits as set forth below:

                    (A)  Worker's Compensation:  Statutory Limits.

                    (B) Employer's Liability:  $100,000.00.

                    (C)  Comprehensive General Liability covering the following:


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                         (1)  Bodily injury, death and property damage having a
                              combined single limit of liability of not less than Two Million ($2,000,000.00) Dollars;

                         (2) Owner's Protective Liability: $1,000,000.00 per occurrence;

                         (3) Products Completed Operations Coverage: (to be kept in effect for two (2) years after completion);

                         (4)  "XCU" Hazard Endorsement, if applicable;

                         (5)  "Broad Form" Property Damage Endorsement;

                         (6)  "Personal Injury" Endorsement;

                         (7)  Contractual Liability Endorsement.
Such policy or policies shall provide, among other things, that the insurer(s) specifically recognize and insure the obligations undertaken by Seller pursuant to this Agreement and shall name Purchaser as an additional insured. Seller shall deliver a certificate of insurance evidencing the existence in force of such policy or policies of insurance. Such certificate shall provide that such insurance will not be canceled or materially amended unless twenty (20) days prior written notice is given to Purchaser.

          (f) Seller covenants and agrees, at its sole cost and expense, to promptly make, or cause to be made, all repairs and replacements to the applicable work arising from defective labor and/or materials during the period commencing on final completion of such Improvements and terminating on the date which is one (1) year therefrom.

          (g) Seller shall give Purchaser at least sixty (60) days prior notice of the date of Substantial Completion (the "Substantial Completion Notice").



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     5.   TITLE.

          (a) Seller shall convey title to the Property and Purchaser shall accept Marketable Title (as hereinafter defined), subject only to the encumbrances set forth on Schedule "D" ("Permitted Encumbrances"). Marketable Title shall mean that fee title to the Property is vested in Seller and shall be insured as such by a title company selected by Purchaser (herein referred to as the "Title Company") at standard rates; and that Purchaser shall not incur any damage, cost or expense resulting from any encroachment or overlap affecting the Property. Title Company shall certify that Seller has the right, authority and power to enter into and to perform its obligations hereunder. The legal description in the Binder (as hereinafter defined) and in the Deed (as hereinafter defined) shall be in accordance with a current survey showing the completed Improvements satisfactory to Title Company and Purchaser.

          (b) Purchaser has received a title insurance binder (herein referred to as the "Binder"), a copy of which has been delivered to Seller. Prior to the expiration of the Due Diligence Period (as hereinafter defined), Purchaser shall deliver to Seller's attorney notice of any objections to title which are not Permitted Encumbrances. After the execution hereof, no further liens, encumbrances, easements or restrictions shall be created or filed ("Subsequent Encumbrances") on or with respect to the Property. The Binder, at the request of Purchaser, shall contain the following endorsements so that at Closing, Title Company will issue an Owner's Policy of Title Insurance (American Land Title Association Owner's Policy - 1992, or equivalent, in Purchaser's sole judgment), in the full amount of the Purchase Price (the "Title Policy"):

               (i) a zoning endorsement certifying that the Property is not subject to any ordinance, regulation or restriction which in any way would prohibit or restrict the construction, maintenance and/or use of the insured Property for its present use;


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               (ii) an endorsement insuring contiguity between or among all of the tracts or parcels of land comprising the Property;

               (iii)an endorsement deleting any coverage exclusions with respect to creditor's rights; and

               (iv) an endorsement affirmatively insuring access to public streets, highway and roadways.

     If the Binder discloses any exceptions, liens, encumbrances, defects or objections other than the Permitted Encumbrances or if, after execution hereof, a Subsequent Encumbrance shall be placed against the Property or if the Title Company is unable to issue the endorsements (herein collectively called the "Title Defect(s)"), then Purchaser shall have the right to: (i) require Seller to use best efforts to cure any such Title Defects (except that Seller shall be obligated to cure any Title Defects which can be removed solely by the payment of a sum of money); (ii) attempt to cure any such Title Defect; (iii) accept such title as Seller shall be able to convey and proceed to Closing without reduction in the Purchase Price; (iv) cause a title report and title insurance policy to be issued by another title company without such Title Defect; (v) elect not to purchase the Property and declare this Agreement null and void, whereupon Purchaser shall be entitled to the return of the Letter of Credit; provided, however, if Seller gives notice to Purchaser within five (5) days after Purchaser's election under this subparagraph (v), that Seller intends to cure such Title Defects and thereafter cures such Title Defects in accordance with the terms of this Agreement within thirty (30) days after receipt of notice from Purchaser of its election under this subparagraph (v), then Purchaser's notice of termination shall be deemed negated and the transaction contemplated by this Agreement shall proceed pursuant to the terms of this Agreement. The right of Purchaser to terminate this Agreement may be exercised following the exercise of its other rights hereunder.

          (c) If at Closing there are liens or encumbrances against the Property other than Permitted Encumbrances, Seller


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

may use any portion of the Purchase Price to satisfy same, provided Seller, at Closing, either shall: (1) deliver to Purchaser instruments in recordable form sufficient to satisfy such liens or encumbrances of record, together with the cost of recording or filing said instruments; or (2) deposit with Title Company sufficient monies acceptable to Title Company to insure obtaining and recording of such satisfactions and the issuance of a Title Policy for the Property to Purchaser free and clear of any such liens or encumbrances, but only to the extent that such liens or encumbrances are in favor of and held by institutional lenders. The existence of any such liens or encumbrances shall not be deemed objections or exceptions to title if Seller shall comply with the foregoing requirements.

          (d) If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller or any predecessor in title, Seller, on request, shall deliver to Title Company, an affidavit showing that such judgments, bankruptcies or other returns are not against Seller or such predecessors in interest of Seller.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) Seller acknowledges that all representations and warranties set forth in this Agreement presently are true and accurate and shall remain true and accurate as of the Closing Date, it being acknowledged that Purchaser is relying on all of said representations and warranties, and that each of the representations and warranties set forth in this Agreement is of the essence hereof, notwithstanding any investigation, review, examination or other acts or conduct of Purchaser, its agents or representatives relating to or in connection with, any representation or warranty contained in this Agreement. In addition to any other representations, warranties and/or covenants contained in this Agreement, Seller makes the following additional representations, warranties and/or covenants:


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

               (A) Seller has delivered to Purchaser true, correct and complete copies of any applicable certificate of incorporation, certificate of formation, certificate of limited partnership, trade name certificate, Shareholders' Agreement, Operating Agreement, Limited Partnership Agreement, Partnership Agreement, Trust Agreement, By-Laws and all other governing documents of Seller and each participant of Seller (referred to herein singularly and collectively as "Organizational Document(s)");

               (B) Seller is duly organized, validly existing and in good standing in its state of formation and is in good standing in New Jersey, has the right and authority to execute this Agreement and to consummate this transaction in accordance with the provisions hereof and all persons executing this Agreement and all other applicable documents on behalf of Seller have the right, power and authority to do so. Seller shall provide Purchaser true copies of its authority and appropriate resolutions ("Seller Resolutions") ratifying Seller's entering into this Agreement, and authorizing Seller's sale of the Property to Purchaser in accordance with the terms of this Agreement;

               (C) Seller owns and shall convey to Purchaser the Premises and the fixtures, Personal Property, Names and Records, free and clear of all liens and encumbrances, except for the Permitted Encumbrances;

               (D) Seller has no knowledge of and has not received any notice(s) of, any violations of law, code, ordinances, rule, regulation or requirements noted in or issued by any governmental department having authority with respect to the Property, except as otherwise provided herein. Seller shall deliver to Purchaser true copies of any such notice(s) received after the date hereof, forthwith on receipt thereof, and each such notice shall be complied with by Seller, at its sole cost and expense, prior to Closing, or as otherwise agreed upon between the parties;


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               (E)  Schedule "F" annexed hereto and made a part hereof contains a complete and accurate statement of all tenants who have entered Leases, whether or not they are occupying space at the Property as of the date of this Agreement ("Tenant(s)"), each of whom has entered into and/or will be in occupancy pursuant to a written lease agreement (referred to herein collectively as "Leases" and individually as a "Lease"). Schedule "F" contains: (i) the complete and accurate name of each Tenant; (ii) the commencement date of each Lease or the basis for determining same; (iii) the termination date of each Lease or the basis for determining same; (iv) the renewal, extension or other rights or options, if any, for existing, additional and/or other space granted by each Lease, and whether said rights or options have been exercised; (v) the initial base rent being paid or to be paid by each Tenant; (vi) the initial additional rent being paid or to be paid by each Tenant (itemized); (vii) the date the last base and additional rent were paid by each Tenant, if any, and the period covered by said payment; (viii) the amount of the security deposit being held or to be held by Seller, if any, for each Tenant and the amount of interest accrued thereon, if interest is required to be paid to any Tenant; (ix) any future concession, rebate, allowance, free rent period or other considerations;
(x) any right of each Tenant to purchase or acquire an ownership interest in all or any portion of the Property; and (xi) any breach or default by landlord or Tenant in accordance with the provisions of subparagraph (G) below. There are no tenants, licensees, concessionaires or other occupants or persons with the right of occupancy of any portion of the Property except for Tenants set forth on Schedule "F". At the Closing, Seller will assign to Purchaser, and Purchaser will assume from Seller, all of Seller's interest in the Leases and the security deposits, by execution and delivery of the assignment and assumption of leases ("Assignment and Assumption of Leases") in the form annexed hereto and made a part hereof as Schedule "G". At the Closing, the parties agree to execute letters notifying all Tenants of the


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sale of the Property to Purchaser ("Tenant Notice") in the form annexed hereto and made a part hereof as Schedule "H";

               (F) True and complete copies of the Leases and all amendments or modifications thereto have been given to Purchaser for each Tenant listed on Schedule "F". There are no amendments or modifications to the Leases which have not been provided to Purchaser;

               (G) The Leases are in full force and effect. Neither Seller nor, except as set forth on Schedule "F", any Tenant is in breach or default of its Lease obligations, and to the best of Seller's knowledge, nothing has occurred which, with the passage of time and/or with the giving of notice, might result in Seller or any Tenant being in breach or default of its Lease obligations;

               (H) At the time of Closing, all obligations of Seller pursuant to the Leases with respect to performance of work or installation of equipment in all respects shall have been completed, subject to the terms of this Agreement;

               (I) No Tenant is entitled to receive or has been offered or given any free rent, rent concessions, rebates, allowances or other considerations which would be effective for any period after the date of this Agreement, except as set forth in the Leases listed on Schedule "F," and no Tenant has made a claim for any of the foregoing, except as otherwise herein provided;

               (J) To the best of Seller's knowledge, there are no claims, offsets or charges asserted by any Tenant against rent, security deposit or any other payment to be made by such Tenant;

               (K) No person or entity, other than the aforesaid Tenants, has or shall have any right to use, utilize or occupy the Property or any part thereof, either as a tenant or otherwise;

               (L) Seller shall obtain and deliver to Purchaser, on or before the Closing, a duly executed estoppel certificate ("Estoppel Certificate") in the form annexed hereto as Schedule



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"I" dated not more than fifteen (15) days prior to Closing, from each Tenant;

               (M) From and after the date of this Agreement, without Purchaser's prior consent, Seller shall not: (i) accept prepayment of rent more than one month in advance from any Tenant; (ii) grant any free rent, rent concession, rebate, allowance or other consideration; (iii) modify or amend any Leases; (iv) accept the surrender of any Leases; or (v) enter into any new leases or other occupancy, license or concession arrangements with Tenants or any other person or entity for the use of any portion of the Property;

               (N) Except as otherwise provided herein in Schedule "J" annexed hereto, there are no brokerage commissions or other fees due in connection with the rental of any space at the Property, there will be no obligation for such commissions or fees due at the Closing, and there will be no obligations for such commissions or fees due after the Closing, including, without limitation, any obligation to pay commissions or fees in connection with the renewal or extension of the term of any Leases. All brokerage commissions in connection with the leasing of any space in the Property, whether due prior to Closing or thereafter, on account of the continued occupancy by any Tenant for the lease term in effect at Closing, shall be paid by Seller at Closing or allowed as a credit against the Purchase Price by Seller at Closing (in which event Purchaser shall pay such commissions in accordance with the provisions of the applicable brokerage agreements). All brokerage commissions in connection with the leasing of any space in the Property on account of any unexercised renewal, extension or taking of other space at the time of Closing shall be paid by Purchaser. Each party shall indemnify, defend and hold the other harmless from and against any and all costs and liabilities incurred by such party as a result of the falsity of the aforesaid representation or the breach of the aforesaid obligation;

               (O) At Closing, Seller shall deliver to Purchaser an assignment (to the extent lawfully assignable) of all of its



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right, title and interest in:  (i) any existing Certificate of the Board of Fire
Underwriters covering the Property; (ii) any permits or licenses it may have pertaining to the Property; (iii) all available site and building plans and specifications relating to the Property; and (iv) all available Certificates of Occupancy;

               (P) All existing guarantees and warranties which Seller has received or will receive from contractors, subcontractors, manufacturers, materialmen, distributors, sellers or others, regarding all or any portion of the Property are set forth on Schedule "L" attached hereto and made a part hereof (together with any additional guarantees and warranties relating to the Property received after the date hereof, being collectively referred to herein as "Guarantees"). At Closing, Seller shall assign to Purchaser (to the extent the Guarantees are assignable) all of its right, title and interest in and to all Guarantees;

               (Q) All service, maintenance, vending, concession, license, agency or other agreements affecting the Property or the operation thereof ("Contract(s)") will be in force at the Closing and a true and complete list of all Contracts are set forth on Schedule "M" annexed hereto and made a part hereof. True copies of all Contracts have been delivered to Purchaser or shall be delivered to Purchaser within ten (10) days of the date hereof. Any or all such Contracts, upon Purchaser's request, shall be assigned by Seller to Purchaser at Closing and all Contracts are cancelable on not more than thirty
(30) days' notice. On request of Purchaser, Seller shall cancel any or all of such Contracts as of the Closing Date. Between the date hereof and the Closing, Seller shall not renew, extend, modify or terminate any of said Contracts or enter into any other contract and/or agreement affecting the Property or the operation thereof without the consent of Purchaser in each instance first being obtained. No party to any Contract is in breach or default thereunder, and to Seller's knowledge, nothing has occurred which with the passage of time and/or with the giving of notice could constitute a breach or default thereunder;

               (R) At the time of Closing there shall not be any, employment, collective bargaining or union agreements affecting the Property or the operation thereof or any deferred income or retirement plans in effect;

               (S) There are no actions, suits, labor disputes, litigation or proceedings ("Action(s)") pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property, the environmental condition thereof or the operation thereof at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality, nor does Seller have knowledge of any basis for any such Action, which, if determined adversely to Seller, in any way would affect the Property or the operation thereof other than as set forth on Schedule "N" annexed hereto and made a part hereof. None of the Actions listed on Schedule "N" nor any subsequent Actions will be settled, either prior to or after Closing, without Purchaser's consent, nor will Seller take any material actions in connection therewith without first notifying Purchaser;

               (T) Seller has not, nor prior to Closing shall: make a general assignment for the benefit of creditors; file a voluntary petition in bankruptcy; be by any court adjudicated a bankrupt; take the benefit of any insolvency act; be dissolved or liquidated, voluntarily or involuntarily; or have a receiver or trustee appointed in any proceedings;

               (U) Seller has no knowledge and has received no notice of any application for any zoning change or pending zoning ordinance or amendment, which would affect the Property;

               (V) The execution, delivery and performance of this Agreement in accordance with its terms does not violate any contract, agreement, commitment, order, judgment, decree, law, regulation or ordinance to which Seller is a party or by which Seller is bound or as to which any of its assets is subject;

               (W) Seller has not entered into any commitment or any agreement or understanding with any municipality, county, state or federal government agency or authority which would require the installation of any improvements or the incurring of any cost or expense affecting the Property or otherwise;

               (X) Seller presently maintains and shall continue to maintain until Closing policies of insurance in accordance with Schedule "O" attached hereto and made a part hereof;

               (Y) Seller has no knowledge of any Federal, State or local plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property or of any pending or threatened condemnation of the Property or any part thereof or of any plans for improvements which might result in a special assessment against the Property;

               (Z) At Closing, no services, material or work have been supplied by Seller's contractors, subcontractors or materialmen with respect to the Property for which payment has not been made in full. If, subsequent to the Closing Date, any mechanic's or other lien, charge or order for the payment of money shall be filed against the Property or against Purchaser or Purchaser's assigns, based upon any act or omission, or alleged act or omission before or after the Closing Date, of Seller, its agents, servants or employees, or any contractor, subcontractor or materialmen connected with the construction and completion by Seller of improvements at the Property, or repairs made to the Property by or on behalf of Seller (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to Seller of the filing thereof, Seller shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Property;

               (AA) Seller has provided Purchaser with all reports and documents set forth on Schedule "P", which are all of the Environmental Documents (as defined in Paragraph 14.(e)(iv) hereof) in its possession or under its control related to the physical condition of the Property. In addition, Seller has provided Purchaser with all books and records necessary for Purchaser to conduct its due diligence of the Property;

               (BB) Seller has no knowledge of any notices, suits, investigations or judgments relating to any violations of any laws, ordinances or regulations affecting the Property, (including, without limitation, Environmental Laws [as defined in Paragraph 14.(e)(v) hereof]), or any violations or conditions that may give rise thereto, and has no reason to believe that any "Governmental Authority" (as defined in Paragraph 14.(e)(vi) hereof) contemplates the issuance thereof, and there are no outstanding orders, judgments, injunctions, decrees, directives or writ of any Governmental Authority against or involving Seller or the Property; and

               (CC) Except as disclosed on Schedule "Q" attached hereto and made a part hereof:

                    (1) to the best of Seller's knowledge, there are no Contaminants (as defined in Paragraph 14.(e)(i) hereof) on, under, at, emanating from or affecting the Property, except those in compliance with all applicable Environmental Laws;

                    (2) Seller has not, nor to Seller's knowledge, has any current occupant and any prior owner or occupant, of the Property received any Notice (as defined in Paragraph 14.(e)(ix) hereof) or advice from any Governmental Authority or any other third party with respect to Contaminants on, under, at, emanating from or affecting the Property and, to Seller's knowledge, no Contaminants have been Discharged (as defined in Paragraph 14.(e)(ii) hereof) which would allow a Governmental Authority to demand that a cleanup be undertaken;

                    (3) no portion of the Property has ever been used by Seller or, to Seller's knowledge, any former owner or current or former occupant to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer or process Contaminants, whether or not any of those parties has received Notice or advice from any Governmental Authority or any other third party with respect thereto in violation of Environmental Laws;

                    (4) no portion of the Property now is or, to Seller's knowledge, ever has been used as a Major Facility (as defined in Paragraph 14.(e)(vii) hereof) and Seller shall not use, nor permit use of any portion of the Property for that purpose;

                    (5) Seller has not transported any Contaminants, nor to Seller's knowledge has any current or former occupant or former owner transported Contaminants from the Property to another location which was not done in compliance with all applicable Environmental Laws;

                    (6) no Section 104(e) informational request has been received by Seller issued pursuant to CERCLA (as defined in Paragraph 14.(e)(i) hereof);

                    (7) to the best of Seller's knowledge, there is no asbestos or asbestos containing material in any friable state or otherwise in violation of Environmental Laws on the Property;

                    (8) to the best of Seller's knowledge, all transformers and capacitators containing polychlorinated biphenyls ("PCBs"), and all "PCB Items", as defined in 40 C.F.R. Section 761.3, located on or affecting the Property are identified in Schedule "S" and are in compliance with all Environmental Laws;

                    (9) to the best of Seller's knowledge, there are no above ground storage tanks or Underground Storage Tanks (as defined in Paragraph 14.(e)(xi) hereof) at the Property, regardless of whether such tanks are regulated tanks or not;

                    (10) to the best of Seller's knowledge, all pre-existing above ground storage tanks and Underground Storage Tanks at the Property have been removed and their contents disposed of in accordance with and pursuant to Environmental Laws;

                    (11) to the best of Seller's knowledge, the Property has not been used as a sanitary landfill facility as defined in the Solid Waste Management Act, N.J.S.A. 13:1E-1 ET SEQ.;

                    (12) Seller and, to the best of Seller's knowledge, each occupant of the Property have all environmental certificates, licenses and permits ("Permit") required to operate the Property and there is no violation of any statute, ordinance, rule, regulation, order, code, directive, or requirement, including, without limitation, Environmental Laws, with respect to any Permit, nor any pending application for any Permit;

                    (13) to the best of Seller's knowledge, the Property is not subject to any wetlands regulations, administered by the United States of America, Army Corps of Engineers, the Environmental Protection Agency or NJDEP (as defined in Paragraph 14.(e)(viii) hereof);

                    (14) there are no federal or state liens as referred to under CERCLA or the Spill Act (as defined in Paragraph 14.(e)(i) hereof) that have attached to the Property;

                    (15) Seller in the past has not and does not now own, operate or control any Major Facility;

                    (16) Seller has not nor to the best of Seller's knowledge has Seller permitted any occupant to engage in any activity on the Property in violation of Environmental Laws;

                    (17) the Property is in material compliance with Environmental Laws; and

                    (18) to the best of Seller's knowledge, there are no engineering or institutional controls at the Property, including without limitation, any deed notice, declaration of environmental restriction, groundwater classification exception area or well restriction area pursuant to N.J.S.A. Section 13:1E-56 or N.J.S.A. 58:10B-13.

          (b) Purchaser hereby represents, warrants and covenants the following:

               (A) Purchaser is a limited partnership of the State of Delaware, in good standing, has the right and authority to execute this Agreement and to consummate this transaction in accordance with the provisions hereof and all persons executing this Agreement and all other applicable documents on behalf of Purchaser, have the right, power and authority to do so;

               (B) The execution, delivery and performance of this Agreement in accordance with its terms does not violate any contract, agreement, commitment, order, judgment, decree, law, regulation or ordinance to which Purchaser is a party or by which it is bound or as to which any of its assets is subject; and

               (C) Purchaser shall provide Seller true copies of authorization ("Purchaser's Authorization") authorizing or ratifying Purchaser's entering into this Agreement and authorizing Purchaser's purchase of the Property from Seller in accordance with the terms of this Agreement.

          (c) In the event that either party knows or learns that any of the representations contained in this Agreement are false or no longer are true and accurate, such party forthwith shall deliver notice of such fact to the other party, and the other party shall proceed diligently to cure or remedy such misrepresentations. In the event that such misrepresentations cannot or shall not be cured within thirty (30) days following delivery of notice thereof, then the notifying party shall have the right either (i) to elect, nevertheless, to close title to the Property in accordance with the provisions of this Agreement, or (ii) to declare this Agreement null and void, by notice delivered to the non-curing party. The termination of this Agreement pursuant to this Paragraph 6 shall not release the misrepresenting party from any liability it may otherwise have to the other party by reason thereof.

          (d) Whenever in this Paragraph 6, a representation and/or warranty is made to the knowledge of Seller, knowledge of Seller shall mean the actual knowledge of William G. Price, Jr. and/or John S. McGarvey, without any independent investigation other than reviewing the applicable representation and/or warranty.

          (e) The representations and warranties made by Seller in Paragraphs 6(C), (E), (F), (H), (K), (N), (V), (W), (AA), (AB) and (AC) shall survive the Closing for the applicable statute of limitations. The representations and warranties made by Seller in Paragraphs 6(A), (B), (D), (G), (I), (J), (L), (M), (O), (P), (Q), (R), (S), (T), (U), (X),
(Y) and (Z) shall survive the Closing for a period of one (1) year; provided, however, that no claims for indemnification under Paragraphs 6(A), (B), (D),
(G), (I), (J), (L), (M), (O), (P), (Q), (R), (S), (X), (Y), and (Z), with respect to a breach of any representation or warranty referred to above in this sentence may be maintained by Purchaser unless Purchaser shall have delivered notice to Seller specifying the nature of such claim, which notice shall be delivered on or before the date which is one (1) year after the Closing Date (the "Survival Date"). Upon the giving of such notice as aforesaid, Purchaser shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of its rights under this Agreement. The representations and warranties made by Purchaser in Paragraph 6 shall not survive the Closing.

     7.   LEASES AND TENANCIES.

          (a) If any claim is made against Purchaser by any Tenant asserting an offset against rent or otherwise, including any rent over-charges or failure in construction or to provide services, with respect to any matter which arose prior to Closing, Seller shall indemnify and hold Purchaser harmless for all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by Purchaser in connection thereof. After Purchaser shall receive notice of a claim that may give rise to an indemnity hereunder, Purchaser shall notify Seller; provided, however, the failure to give any notice shall not relieve Seller from any liability hereunder unless such failure impairs the right to defend such action. In the event any claim is brought against Purchaser with respect to which Seller may have liability under the indemnity agreement contained in this Paragraph 7.(a), the claim may, upon written agreement of Seller that it is obligated to indemnify against the particular claim under the indemnity agreement contained herein, be settled by Seller with the prior written consent of Purchaser, which shall not be unreasonably withheld.

          (b) Purchaser shall assume the Leases following the Closing and shall indemnify and hold Seller harmless for all losses, damages and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by Seller arising from any claim by a Tenant in respect to any obligation to Tenant assumed by Purchaser or any advance rental credited to Purchaser. After Seller shall receive notice of a claim that may give rise to an indemnity hereunder, Seller shall notify Purchaser; provided, however, the failure to give any notice shall not relieve Purchaser from any liability hereunder unless such failure impairs the right to defend such action. In the event any claim is brought against Seller with respect to which Purchaser may have liability under the indemnity agreement contained in this Paragraph 7.(b), the claim may, upon written agreement of Purchaser that it is obligated to indemnify against the particular claim under the indemnity contained herein, be settled by Purchaser with the prior written consent of Seller, which shall not be unreasonably withheld.

          (c) Seller agrees not to apply or return any security deposit in whole or in part. At the Closing, Seller shall turn over to Purchaser all Tenant security deposits plus any interest earned thereon for the benefit of Tenant together with an updated Schedule "F". Seller shall indemnify Purchaser for any claims made, suits commenced or judgments entered in connection with the security deposits for the period through the Closing Date and Purchaser shall indemnify Seller for any claims made, suits commenced or judgments entered into in connection with all security deposits for the period subsequent to the Closing Date.

     8.   CLOSING.

          (a) Closing shall occur at 10:00 a.m. at the offices of Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, Hackensack, New Jersey, on the date which is fifteen (15) days after satisfaction or waiver of all conditions and contingencies set forth herein, or at such other date, time and/or place as the parties may agree upon; provided, however, that if such date shall be a Saturday, Sunday or legal holiday, then Closing shall take place on the first business date thereafter (herein referred to as the "Closing" and the "Closing Date" respectively).

          (b)  At Closing, the following shall be executed and/or delivered:

               (i)  By Seller:

                    (A)  The Deed [as hereinafter described in subparagraph
(c)];

                    (B) Seller's certification that the representations and warranties set forth in this Agreement are true and accurate as of the Closing;

                    (C) Seller's affidavit of title, the form and substance of which shall be subject to the reasonable approval of Title Company and Purchaser's attorneys;

                    (D)  Seller's Resolutions;

                    (E) Bill of Sale and/or assignments if so requested by Purchaser;

                    (F) The Assignment and Assumption of Leases together with schedules of security deposits paid by Tenants and any applications thereof made by Seller. At Closing, Seller shall pay to Purchaser by separate certified check or allow as a credit against the Purchase Price, the aggregate amount of all security deposits held under Leases;

                    (G) The original Leases and all amendments, modifications and guarantees thereto, and all brokerage commission agreements;

                    (H)  The Tenant Notice(s) to Tenants;

                    (I)  The Estoppel Certificates;

                    (J) Certification of non-foreign status in accordance with Internal Revenue Code Section 1445, as amended;

                    (K) Keys to all doors to, and equipment and utility rooms located in the Property, which keys shall be properly tagged for identification;

                    (L) An endorsement to all transferable insurance policies,if any, approved by Purchaser, naming Purchaser as the party insured, together with the original of each such policy;

                    (M) As-built plans and specifications in accordance with the provisions of Paragraph 4 and permanent certificates of occupancy for each building and improvement comprising a part of the Property;

                    (N) All original licenses and permits pertaining to the Property and required for the use or occupancy thereof together with a duly executed assignment thereof to Purchaser;

                    (O)  True and complete Records;

                    (P) All Guarantees and Contracts, together with a duly executed assignment thereof to Purchaser;

                    (Q) ISRA Approval (as hereinafter defined in Paragraph 14.(a) hereof);

                    (R)  Mutually satisfactory closing statement;

                    (S) The Guaranty in the form of Schedule "R" annexed hereto and made a part hereof;

                    (T) Such other items to be provided to Purchaser pursuant to this Agreement; and

                    (U) Such other instruments as reasonably may be required by Purchaser's counsel or the Title Company to effectuate this transaction.

               (ii) By Purchaser:

                    (A)  The Purchase Price;

                    (B)  The Assignment and Assumption of Leases;

                    (C)  Tenant Notices to Tenants;

                    (D)  Mutually satisfactory closing statement;

                    (E) Such other items to be provided to Seller pursuant to this Agreement; and

                    (F) Such other instruments as reasonably may be required by Seller's counsel to effectuate this transaction.

          (c) The deed ("Deed") to be delivered at Closing shall be a Bargain and Sale Deed with covenants against grantors' acts, in proper form for recording so as to convey to Purchaser good, marketable and insurable fee simple title to the Property in accordance herewith.

          (d) The words "Closing", "title closing", "Closing of title", "delivery of deed" and words of similar import are used interchangeably in this Agreement, as the sense of text indicates, to mean the event of consummation of this sale in accordance with the terms of this Agreement.

     9.   CLOSING ADJUSTMENTS.

          (a)  The following are to be apportioned as of the Closing Date:

               (i)  real property taxes;

               (ii) water rates and charges;

               (iii) sewer taxes and rents;

               (iv) all base rent payments;

               (v)  common area and other additional rent charges, if any;

               (vi) fuel oil on hand, determined at Seller's cost;

               (vii) insurance premiums on transferable policies, if any, approved by Purchaser; and
               (viii) annual license, permit and inspection fees, if any, provided that Seller's rights thereunder (or with respect thereto) are transferable to Purchaser.

          (b) (i) Apportionment of real property taxes, water rates and charges and sewer taxes and rents shall be made on the basis of the fiscal year for which assessed solely to the extent actually received by Seller from Tenants or actually paid or payable by Seller. If the Closing Date shall occur before any or all of the foregoing are fixed, the apportionment of real property taxes shall be made on the basis of the tax rate for the preceding year applied to the latest assessed valuation. After the final real property taxes, water rates and charges and sewer taxes and rents are fixed, Seller and Purchaser shall make a recalculation of the apportionment of same, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based on such recalculation.

               (ii) If at the time for the delivery of the Deed, the Premises shall be or shall have been affected by an assessment or assessments (including special and/or added) which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the Deed for the Premises, shall be deemed to be due and payable and to be liens upon such Premises affected thereby and shall be paid and discharged by Seller upon the delivery of the Deed for the Premises. If any assessment with respect to the Premises is unconfirmed at the time of Closing, or if subsequent to Closing any assessment, including special or added, is determined to be incorrect, then, immediately after the amount of the assessment has been established, or the confirmed assessment corrected as a result of a prior error, Seller shall make an appropriate payment to Purchaser within ten (10) days of the tax assessor's calculation of the assessment. Notwithstanding the foregoing, if the tenant(s) of the Premises are obligated under a written lease for the payment of the entire assessment (confirmed and/or unconfirmed), then with respect to such assessment Purchaser shall seek payment from the Tenant(s), and any assessment not otherwise the obligation of the Tenant(s) shall be the obligation of Seller. Seller shall indemnify and hold Purchaser harmless from and against all costs and expenses, including reasonable attorneys fees, incurred by Purchaser in connection with Seller's failure to perform Seller's obligation under this Paragraph 9(b)(ii).

          (c) If there shall be any water meters on the Property (other than meters measuring water consumption costs which are the obligation of Tenants to pay), Seller shall furnish readings to a date not more than ten (10) days prior to the Closing Date, and the unfixed water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be apportioned on the basis of such last readings.

          (d) The amount of unpaid taxes, assessments, water charges and sewer rents which Seller is obligated to pay and discharge, with interest and penalties thereon to the fifth (5th) day after the Closing Date, at the option of Seller, may be allowed to Purchaser out of the Purchase Price, provided that official bills therefor with interest and penalties thereon are furnished by Seller at the Closing.

          (e) If any refund of real property taxes, water rates and charges or sewer taxes and rents is made after the Closing Date for a period prior to the Closing Date, the same shall be applied first to the costs incurred in obtaining same and second to the refunds due to Tenants by reason of the provisions of their respective Leases. The balance, if any, of such refund shall be paid to Seller (for the period prior to the Closing

Date) and Purchaser (for the period commencing with the Closing Date).

          (f) To the extent that Seller receives rent payments after the Closing Date for any period from and after the Closing Date, the same shall be held in trust and immediately paid to Purchaser.

          (g) All rent payments received by Seller or Purchaser after Closing shall be applied firstly against out-of-pocket costs of collection, then to rents due and owing by such Tenant for the periods from and after Closing and thereafter against rents due and owing prior to Closing in inverse order of due date.

          (h) All realty transfer fees and charges (other than recording fees for the Deed) shall be paid by Seller at Closing.

     10.  RISK OF LOSS.

          (a) Seller assumes the risk of loss or damage to the Property beyond ordinary wear and tear until delivery of the Deed to Purchaser and shall notify Purchaser forthwith upon the occurrence of any such casualty ("Casualty Notice"). In the event of any casualty in which the Casualty Threshold (as hereinafter defined) is not established, or in the event of a casualty in which the Casualty Threshold is established and if Purchaser elects to complete the purchase of the Property hereunder, Seller shall restore and repair the damaged Property to its condition immediately preceding such casualty and in accordance with its obligations pursuant to Leases, and without a change in the Purchase Price.

          (b) If, prior to the Closing Date, the Property shall be damaged by fire or other casualty and the estimated cost of repair and/or restoration shall exceed twenty-five (25%) percent of the Purchase Price or reasonably shall be estimated to require more than one hundred eighty (180) days to repair or restore (collectively, "Casualty Threshold"), Purchaser may, by notice to Seller, elect to terminate this Agreement. If this Agreement is so terminated, the Letter of Credit forthwith shall be returned to Purchaser. Purchaser shall notify Seller of its decision within sixty (60) days of receipt of the Casualty Notice, which shall include the amount of insurance coverage, the amount of insurance received, if any, the reasonably estimated cost of repairs and the reasonably estimated time in which to complete said repairs, and the Closing shall be postponed accordingly.

          (c) Notwithstanding the foregoing, any proceeds of loss of rent insurance for a casualty occurring prior to the Closing Date, whether received prior to or following the Closing, shall be apportioned as of the Closing Date.

     11. CONDEMNATION. In the event that, prior to Closing, all or any portion of the Property shall be condemned or taken as the result of the exercise of the power of eminent domain, or by deed in lieu thereof (collectively, a "Taking"), or if such proceedings shall have commenced or shall be threatened, Seller promptly shall notify Purchaser ("Taking Notice"). Purchaser, in its sole judgment, shall notify Seller within sixty (60) days following receipt of the Taking Notice, that: (1) the remaining portion of the Property is not suitable or economically viable for its intended use of the Property, in which event Purchaser may terminate this Agreement; or (2) the remaining portion of the Property is suitable and economically viable for its intended use, in which event Closing shall proceed and Purchaser and Seller shall have the right to participate jointly in the condemnation proceedings and the proceeds thereof shall belong to Seller, but Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to said proceeds, unless such condemnation proceedings shall be pending on the Closing Date, in which event there shall not be any credit and at Closing, Seller shall assign all its right, title and interest in and to said proceedings and award to Purchaser.

     12. APPROVALS FOR TRANSFER. In the event that any Governmental Authority shall have an ordinance, law, rule, regulation or other requirement requiring a new Certificate of Occupancy or other governmental authorization to be issued in connection with the transfer of title to the Property, or in the event that on the Closing Date there is any such requirement, then and in any of such events, Seller shall use its best efforts, at its sole cost and expense, to obtain and deliver to Purchaser, the Certificate of Occupancy or other governmental authorization.

     13.  DUE DILIGENCE PERIOD.

          (a) Through the period ending on the date which is forty-five (45) days from the date of this Agreement (the "Due Diligence Period"), Purchaser may perform, or cause to be performed, tests, investigations and studies of or related to the Property, including, but not limited to, soil tests and borings, ground water tests and investigations, percolation tests, surveys, architectural, engineering, subdivision, environmental, access, development studies and such other tests, investigations or studies as Purchaser, in its sole discretion, determines is necessary or desirable in connection with the Property and may inspect the physical (including environmental) and financial condition of the Property, including but not limited to the Leases, Contracts, engineering and environmental reports, development approval agreements, permits and approvals. Purchaser shall repair and restore any portion of the surface of the Property disturbed by Purchaser, its agents, representatives or contractors during the conduct of any tests and studies to substantially the same condition as existed prior to such disturbance. Such right of inspection and the exercise of such right shall not constitute a waiver by Purchaser of the breach of any representation, warranty, covenant or agreement of Seller which might, or should, have been disclosed by such inspection.

          (b) During the Due Diligence Period, Purchaser, its agents, representatives and contractors, shall have unlimited access to the Property and other information pertaining thereto in the possession or within the control of Seller for the purpose of performing such studies,tests, borings, investigations and inspections for the purposes described in this Paragraph. Seller shall cooperate with Purchaser in facilitating its due diligence inquiry and shall obtain, and use its best reasonable efforts to obtain, any consents that may be necessary in order for Purchaser to perform same. In addition, Seller will deliver to Purchaser promptly after request, true and complete copies of all test borings, Environmental Documents, surveys, title materials and engineering and architectural data and the like relating to the Property that are in Seller's possession or under its control. In the event any additional materials or information comes within Seller's possession or control after the date of this Agreement, Seller promptly shall submit true and complete copies of the same to Purchaser. Seller shall notify Purchaser of any dangerous conditions on the Property, including, without limitation, conditions which due to the nature of the borings, studies, investigations, inspections or testing to be performed by or on behalf of Purchaser may pose a dangerous condition to Purchaser or Purchaser's agents, representatives or contractors.

          (c) Purchaser shall obtain, or cause its contractors, agents and representatives to obtain, liability insurance in an amount equal to One Million ($1,000,000.00) Dollars on a per occurrence and aggregate basis on account of personal injury to one or more persons and property damage with respect to Purchaser's activities and entry onto the Property. Upon request of Seller, the policy shall name Seller as an additional insured. In addition, Purchaser agrees to indemnify and hold Seller harmless from any damage or injury to persons or property arising out of or in connection with Purchaser or its contractors, agents or representatives entering upon the Property.

          (d) Purchaser may terminate this Agreement for any reason or for no reason by notice to Seller given within the Due Diligence Period. In the event Purchaser terminates this Agreement during the Due Diligence Period, this Agreement shall be null and void, the Letter of Credit forthwith shall be returned to Purchaser, copies of any reports or studies prepared by third parties as part of Purchaser's investigations during the Due Diligence Period (if expressly permitted by such third party), shall be delivered to Seller (except, if this Agreement is terminated as a result of Seller's breach hereof). In the event Purchaser does not terminate this Agreement by the end of the Due Diligence Period, Purchaser shall be deemed to have elected not to terminate this Agreement.

     14.  ENVIRONMENTAL PROVISIONS.

          (a) Notwithstanding anything to the contrary contained in this Agreement, the obligation of Purchaser to pay the Purchase Price and otherwise proceed to Closing shall be subject to the condition, that Seller obtain from the Element, (as hereinafter defined in Paragraph 14.(e)(iii) hereof) pursuant to ISRA (as hereinafter defined in Paragraph 14.(e)(i) hereof), and deliver to Purchaser, at least five (5) days prior to Closing (the "ISRA Compliance Date"), together with all submissions upon which any one or more of the following is based, either:

               (i)    a Letter of Non-Applicability;

               (ii)   a de minimis quantity exemption;

               (iii)  an unconditional approval of a Negative Declaration; or

               (iv)   an unconditional No Further Action Letter;

(collectively the "ISRA Approval") for which Seller shall apply promptly. In no event shall an ISRA Approval involve any engineering or institutional controls, including without limitation, capping, deed notice, declaration of environmental restriction or other institutional control notice pursuant to P.L. 1993 c. 139, a groundwater classification exception area or a well restriction area. If the requirements of this Paragraph 14.(a) are not satisfied on or before the ISRA Compliance Date, Purchaser thereafter shall have the right, by notice to Seller, to extend the ISRA Compliance Date or to terminate this Agreement, in which latter event this Agreement shall be rendered null and void and of no further force or effect, Seller shall refund to Purchaser all charges made for title examination, municipal searches and survey fees, the Letter of Credit forthwith shall be returned to Purchaser and neither party shall have further liability or obligation to the other under or by virtue of this Agreement.

          (b) Contemporaneously with the execution of this Agreement, and subsequently promptly upon receipt by Seller or its representatives, Seller shall deliver to Purchaser: (i) all Environmental Documents concerning the Property generated by or on behalf of predecessors in title or former occupants of the Property to the extent in Seller's possession or control; (ii) all Environmental Documents concerning the Property generated by or on behalf of Seller, whether currently or hereafter existing; (iii) all Environmental Documents concerning the Property generated by or on behalf of current or future occupants of the Property to the extent in Seller's possession or control, whether currently or hereafter existing; and (iv) a description of all known operations, past and present, undertaken at the Property and existing maps, diagrams and other documentation to the extent in Seller's possession or control designating the location of past and present operations at the Property and past and present storage of Contaminants above or below ground, on, under, at, emanating from or affecting the Property or its environs.

          (c) Seller shall notify Purchaser in advance of all meetings scheduled between Seller or its representatives and NJDEP, and Purchaser and/or its representatives shall have the right, without obligation, to attend and participate in all such meetings.

          (d) Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, liabilities, losses, deficiencies, damages, interest, penalties and costs, foreseen or unforeseen including, without limitation, reasonable counsel, engineering and other professional or expert fees, which Purchaser may incur, by reason of or resulting directly or indirectly, wholly or partly, from any breach, inaccuracy, incompleteness or nonfulfillment of any representation, warranty, covenant or agreement herein by Seller, or by reason of Seller's actions or non-action with regard to any of Seller's obligations pursuant to this Paragraph 14.

          (e) The following terms shall have the following meanings when used in this Agreement:

               (i) "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 ET SEQ.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 ET SEQ. (the "Spill Act"); the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 ET SEQ.; the Hazardous Substances Discharge: Reports and Notices Act, N.J.S.A. 13:1K-15 ET SEQ.; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ. ("ISRA"); the "Tanks Laws" as hereinafter defined in Paragraph 14.(e)(x) hereof; the Resource Conservation and Recovery Act, AS AMENDED, 42 U.S.C. Section 6901 ET SEQ. ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act, AS AMENDED, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA"); the Water Pollution and Control Act, 33 U.S.C. Section 1251 ET SEQ.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other applicable federal, state, county or municipal environmental statute, ordinance, code, rule or regulation, including, without limitation, radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where a statute, ordinance, code, rule or regulation defines any of these terms more broadly than another, the broader definition shall apply.

               (ii) "Discharge" shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, treating or dumping of Contaminants at, into, onto or migrating from or onto the Property, regardless of whether the result of an intentional or unintentional action or omission.

               (iii) "Element" shall mean the Industrial Site Evaluation Element or its successor of the NJDEP.

               (iv) "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Property, or its environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

               (v) "Environmental Laws" shall mean and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, codes, directives or requirements, of any Governmental Authority in any way related to Contaminants.

               (vi) "Governmental Authority" shall mean the federal, state, county or municipal government, or any department, agency, bureau, board, commission, office or other body obtaining authority therefrom, or created pursuant to any law.

               (vii) "Major Facility" is as defined in the Spill Act.

               (viii)"NJDEP" shall mean the New Jersey Department of Environmental Protection or its successor.

               (ix) "Notice" shall mean, in addition to its ordinary meaning, any written communication of any nature, whether in the form of correspondence, memoranda, order, directive or otherwise.

               (x) "Tank Laws" shall mean the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 ET SEQ., and the federal underground storage tank law (Subtitle I) of RCRA, together with any amendments thereto, regulations promulgated thereunder, and all substitutions thereof, and any successor legislation and regulations.

               (xi) "Underground Storage Tank" shall mean each and every "underground storage tank", whether or not subject to the Tank Laws, as well as the "monitoring system", the "leak detection system", the "discharge detection system" and the "tank system" associated with the "underground storage tank", as those terms are defined in the Tank Laws.

          (f) Seller covenants and agrees that between the date hereof and the Closing Date it shall perform or observe the following:

               (i) Promptly notify Purchaser of, and promptly deliver to Purchaser, a certified true and complete copy of any Notice Seller may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of Environmental Laws or Discharge of Contaminants;

               (ii) At its own cost and expense, be responsible for the remediation of all Contaminants existing on, under, at emanating from or affecting the Property as of the date of Closing, in violation of Environmental Laws, regardless of the date of discovery, notwithstanding anything to the contrary set forth herein. In no event shall Seller's remediation involve any engineering or institutional controls, including, without limitation, capping, a deed notice, a declaration of environmental restrictions or other institutional control notice pursuant to P.L. 1993, c. 139, or a groundwater classification exception area or well restriction area. Any such remediation and associated activities shall be undertaken pursuant to a right of access agreement reasonably acceptable to Purchaser;

               (iii) Contemporaneously with the signing and delivery of this Agreement, and subsequently, promptly upon receipt by Seller or its representatives, deliver to Purchaser a certified true and complete copy of all Environmental Documents.

     15. CONDITIONS TO CLOSING. In addition to other conditions set forth in this Agreement, Purchaser's obligation to close title to the Property is expressly conditioned upon and subject to the occurrence of all of the following:

          (a) Seller shall have completed subdivision of the Land in the configuration set forth on Schedule "A-1", all requisite governmental approvals shall have been obtained, and all conditions to subdivision shall have been satisfied including, without limitation, the filing in the public records of the subdivision plat;

          (b) Substantial Completion (as hereinafter defined) of all work set forth in the Plans and Specifications, including all tenant improvement work required under the Lease (including change orders);

          (c) Tenant has accepted delivery of possession of the Property pursuant to the terms and conditions of the Lease;

          (d) A final, unconditional Certificate of Occupancy permitting occupancy of the Property for Tenant's use has been issued by all Governmental Authorities having jurisdiction;

          (e) Tenant has delivered the security deposit and has commenced the payment of rent required to be paid pursuant to the terms and conditions of the Lease;

          (f)  Tenant shall have delivered the Estoppel Certificate;

          (g) Written certification of McGarvey Construction Co., Inc. that the work has been fully completed in accordance with the Plans and Specifications (or in accordance with the Plans and Specifications as amended after the date hereof provided any such amendments have been approved in writing by Purchaser), the provisions hereof and all legal requirements, and that all necessary certificates and approvals required to be obtained from any Governmental Authority having jurisdiction over the Property have been obtained;

          (h) Receipt of an absolute unconditional waiver of liens from all contractors and subcontractors for all work performed at the Property; and

          (i) All contractors and subcontractors have been paid in full for performance of work at the Property.

     The term "Substantial Completion" as used herein shall mean that only so-called "punch list" items of work which shall be limited to such unfinished minor items which, when considered as a whole, do not materially adversely affect Tenant's occupancy of the Property, and otherwise are permitted pursuant to the terms of the Lease. Seller covenants and agrees to fully complete any punch list items not later than the date which is twenty (20) days after Seller receives notification thereof or within the time period set forth in the Lease.

     16.  NOTICES.

          (a) Any notice, request, consent, approval or demand ("notice") which, pursuant to the provisions of this Agreement or otherwise, must or may be given or made by either party hereto to the other, shall be in writing and shall be given by such party or its attorney and shall be delivered by personal delivery, by mailing same via certified mail, return receipt requested, postage prepaid, in a United States Post Office depository, by delivery to a postal or private expedited form of delivery service, or telecopied to the intended recipient at the telecopy number set forth therefor below (with hard copy to follow), addressed to Purchaser at its address set forth in the heading to this Agreement, Attention: Roger Thomas, Esq., (fax 908-272-6755), with a copy given in the aforesaid manner to Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800,
Attention: Richard W. Abramson, Esq., (fax 201-489-1536), and to Seller to William Price (fax 609-235-3043) at the address set forth in the heading to this Agreement with a copy given in the aforesaid manner to Archer & Greiner, One Centennial Square, Haddonfield, New Jersey 08033, Attention: Gary L. Green, Esq., (fax 609-795-0574).

          (b) Notice shall be deemed delivered on the day of personal delivery, on the day telecopied, on the first business day following deposit with the overnight carrier or on the second business day following deposit in the Post Office depository, as the case may be.

          (c) Either party may designate a different person or address by notice to the other party given in accordance herewith.

     17. BROKER. Each party represents and warrants to the other party that it dealt with no broker or other person entitled to claim fees for such services in connection with the negotiation, execution and delivery of this Agreement, other
than Jackson Cross (hereinafter referred to as the "Broker").   Seller agree to
pay Broker pursuant to a separate agreement with Broker, which agreement shall provide, INTER ALIA, that Broker shall not have any claim whatsoever for commissions or other fees against Purchaser whether or not Closing shall occur, including failure to close due to the default of Purchaser hereunder. Based upon the aforesaid representations, warranties and covenants, each party agrees to defend, indemnify and hold the other party harmless from and against any and all claims for finders' fees or brokerage or other commission which at any time may be asserted against the indemnified party, including any claim by Broker against Purchaser, founded upon a claim that the substance of the aforesaid representations of the indemnifying party is untrue. Such indemnification shall include, but not be limited to, all commission claims, as well as all costs, expenditures, legal fees and expert fees reasonably incurred in defending any claim of any third party. In the event that by settlement or otherwise, any monies or other consideration is awarded to or turned over to any third party as a result of a commission claim, it is the intention of the parties hereto that the indemnifying party shall be solely responsible therefor.

     18.  DEFAULT.

          (a) If Purchaser shall default in the payment of the Purchase Price or otherwise shall default in the performance of any of its other obligations pursuant to this Agreement, Seller, as its sole and exclusive remedy, shall be entitled to receive, as liquidated damages and not as a penalty, the Letter of Credit and the right to convert same to cash, it being acknowledged that the actual damages which may be suffered by Seller in the event of any default by Purchaser shall be difficult to ascertain, plus the costs and expenses set forth in subparagraph (c) below. If the Letter of Credit is converted to cash, Seller shall be entitled to receive any interest earned on such cash.

          (b) If Seller shall default in any of its obligations hereunder, Purchaser shall have the right to (i) terminate this Agreement by notice to Seller, in which event the Letter of Credit shall be returned to Purchaser, and obtain from Seller damages suffered by Purchaser plus the costs and expenses set forth in subparagraph (c) below, or (ii) seek specific performance by Seller of Seller's obligations hereunder, and if Purchaser is successful, in addition obtain from Seller the costs and expenses set forth in (c) below together with damages suffered by Purchaser.

          (c) In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party, costs and expenses incurred by the prevailing party, including reasonable legal fees and disbursements.

     19. SURVIVAL. It is agreed that all of the terms, agreements, covenants, promises, provisions, indemnifications, representations and warranties set forth herein shall, except as otherwise specifically set forth in this Agreement, survive Closing and delivery of the Deed.

     20.  INDEMNITY.

          (a) Seller agrees to indemnify, defend and save harmless Purchaser and its respective representatives, employees, agents, constituent members, successors and assigns from and against all claims, actions, demands, suits, liabilities and damages (i) subject to the limitations set forth in Paragraph 6.(e), resulting from the breach or default of any covenant, provision, representation or warranty of Seller including all reasonable costs and expenses incurred by Purchaser in the enforcement of this Paragraph, or (ii) imposed upon or incurred by Purchaser, or allegedly due by Purchaser, arising out of or relating to the ownership, operation, leasing, repair or improvement of or otherwise dealing with, the Property, or by reason of any event or occurrence on, or relating to, the Property which occurred, accrued or related to an event occurring at any time prior to the Closing Date.

          (b) Purchaser agrees to indemnify, defend and save harmless Seller and its representatives, employees, agents, constituent members, successors and assigns from and against all claims, actions, demands, suits, liabilities and damages (i) subject to the limitations set forth in Paragraphs 6.(e) and 18, resulting from the breach or default of any covenant, provision, representation or warranty of Purchaser or (ii) imposed upon or incurred by Seller, or allegedly due by Seller, arising out of or relating to the ownership, operation, leasing, repair or improvement of or otherwise dealing with, the Property, or by reason of any event or occurrence on, or relating to, the Property which occurred, accrued or related to an event occurring at any time after the Closing Date.

     21. ASSIGNMENT. This Agreement may not be assigned by Purchaser, without the consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), except that no such consent shall be required with respect to an assignment to any affiliate of Purchaser. Upon such assignment, Purchaser named herein shall be relieved of any further liability for any of the terms, promises and conditions of this Agreement on its part to be performed hereunder.

     22. CROSS DEFAULT. Simultaneously with the execution and delivery of this Agreement, Purchaser has entered into a certain Agreement of Sale with Seller and certain affiliates of Seller (the "Agreement of Sale") relating to certain property more particularly described on Schedule "T"; and a certain agreement with an affiliate of Seller (the "Development Agreement") relating to certain property located in Moorestown, New Jersey as more particularly described in the Development Agreement. This Agreement and the obligations of the parties hereunder are subject to performance by the respective parties to the Development Agreement and/or the Agreement of Sale of their respective obligations which are required to be performed prior to the Closing Date in accordance with the terms thereof. If Seller or its related entities default in their obligations under the Agreement of Sale and/or the Development Agreement, Purchaser shall have the right to proceed with the purchase of the Property, to declare a default hereunder, and/or to terminate this Agreement. If Purchaser shall default in its obligations under the Development Agreement and/or the Agreement of Sale, Seller shall have the right to declare a default hereunder.

     23.  ESCROW AGENT.

          (a) The Letter of Credit shall be held in escrow by Escrow Agent and released on the terms hereinafter set forth.

          (b) If Escrow Agent receives notice from Purchaser or Purchaser's attorney that Purchaser has terminated this Agreement pursuant to Paragraph 5 or 13 hereof, Escrow Agent shall immediately return the Letter of Credit to Purchaser without application of Paragraph 23(f), (h) and (i);

          (c) At the Closing, Escrow Agent shall deliver the Letter of Credit to Purchaser.

          (d) Any notice(s) to and from Escrow Agent shall be given in accordance with Paragraph 16 hereof.

          (e) If Escrow Agent receives a notice signed by Seller or Seller's attorney stating that Purchaser has defaulted in the performance of its obligations pursuant to this Agreement, Escrow Agent shall deliver a copy of such notice to Purchaser. If Escrow Agent shall not have received notice of objection from Purchaser within ten (10) days after Escrow Agent has delivered such notice, Escrow Agent shall deliver the Letter of Credit to Seller. If Escrow Agent shall receive a timely notice of objection from Purchaser as aforesaid, Escrow Agent promptly shall forward a copy thereof to Seller.

          (f) If Escrow Agent receives a notice signed by Purchaser or Purchaser's attorney stating that this Agreement has been canceled or terminated and that Purchaser is entitled to the Letter of Credit, or that Seller has defaulted in the performance of its obligations pursuant to this Agreement, Escrow Agent shall deliver a copy of such notice to Seller. If Escrow Agent shall not have received notice of objection from Seller within ten (10) days after Escrow Agent has delivered such notice, Escrow Agent shall deliver the Letter of Credit to Purchaser. If Escrow Agent shall receive a timely notice of objection from Seller as aforesaid, Escrow Agent promptly shall forward a copy thereof to Purchaser.

          (g) If Escrow Agent receives notice from either party authorizing delivery of the Letter of Credit to the other party, Escrow Agent shall deliver the Letter of Credit in accordance with such instructions.

          (h) If Escrow Agent receives a notice of objection as aforesaid, Escrow Agent shall convert the Letter of Credit to cash and hold such proceeds in an interest bearing FDIC insured bank in New Jersey until Escrow Agent receives either: (i) a notice signed by both Seller and Purchaser stating who is entitled to the Letter of Credit; or (ii) a final order of a court of competent jurisdiction directing disbursement in a specific manner, in either of which events Escrow Agent shall deliver the Letter of Credit in accordance herewith or in accordance with such notice or order. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any requests or demands until and unless it has received a direction of the nature described in (i) or (ii) above.

          (i) Notwithstanding the foregoing provisions of Subparagraph (g) above, if Escrow Agent shall have received a notice of objection as aforesaid, or shall have received at any time before actual delivery of the Letter of Credit, a notice signed by either Seller or Purchaser advising that litigation between Seller and Purchaser over entitlement to the Letter of Credit has been commenced, Escrow Agent shall have the right, upon notice to both Seller and Purchaser to deposit the Letter of Credit with the Clerk of the Court in which any litigation is pending, whereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful default.

          (j) Escrow Agent shall not be liable for any error or judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law, and is released and exculpated from all liability hereunder except for willful misconduct or gross negligence.

          (k) Escrow Agent's obligations hereunder shall be as a depositary only, and Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any notice, instructions or other instrument furnished to it or deposited with it, or for the form of execution of any thereof, or for the identity or authority of any person depositing or furnishing same.

          (l) Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by it to be genuine, and Escrow Agent may assume that any person purporting to give any notice or advice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

          (m) Escrow Agent shall be entitled to consult with counsel in connection with its duties hereunder, including attorneys at its firm. The parties shall reimburse Escrow Agent, jointly and severally, for all costs and expenses incurred by Escrow Agent in performing its duties as Escrow Agent including, but not limited to, reasonable attorneys' fees (either paid to retained attorneys or amounts representing the fair value of services rendered to itself).

          (n) The terms and provisions of this Paragraph shall create no right in any person, firm or corporation other than the parties hereto and their respective successors or assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

          (o) In the event of any dispute, disagreement or suit between Seller and Purchaser, whether pertaining to the Letter of Credit, this Agreement or otherwise, Escrow Agent shall have the right to represent or otherwise serve as attorneys for Seller.

          (p) Escrow Agent is designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by
Escrow Agent shall so provide.   Upon the consummation of the transaction
contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

          (q) The applicable provisions of this Paragraph shall survive the Closing or termination of this Agreement.

     24.  MISCELLANEOUS.

          (a) This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors, legal representatives and assigns.

          (b) This Agreement may be executed in one or more counterparts, each of which when so executed and delivered by each party to the other shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

          (c) At any time or from time to time, upon written request of the other party, each party shall execute and deliver all such further documents and do all such other acts and things as reasonably may be required to confirm or consummate the within transaction.

          (d) The captions preceding the paragraphs of this Agreement are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

          (e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No variations or modifications of or amendments to the terms of this Agreement shall be binding unless in writing and signed by the parties hereto. The respective attorneys for each party are authorized to modify any dates or time periods set forth herein.

          (f) The terms, conditions, covenants and provisions of this Agreement shall be deemed to be severable except with respect to any provision relating to the Purchase Price. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

          (g) The obligations of each party to complete the transaction contemplated hereby is subject to the satisfaction, as of Closing, of all of the terms, conditions and obligations to be met and/or performed by the other party or which otherwise are for the benefit of such party, any of which conditions and/or obligations may be waived in whole or in part by the party which is the beneficiary of such condition or obligation.

          (h) Each party, at its sole cost and expense, shall have the right to record a short form memorandum of this

Agreement, which memorandum shall not set forth the Purchase Price or terms of payment, and each party agrees to execute any such short form memorandum upon the request of the other party.

          (i) As used in this Agreement, the masculine gender shall include the feminine or neuter genders and the neuter gender shall include the masculine or feminine genders, the singular shall include the plural and the plural shall include the singular, wherever appropriate to the context.

          (j) This Agreement shall be governed by and enforced in accordance with the substantive laws of the State of New Jersey.

     25.  GUARANTY.

          (a) William G. Price, Jr. and John S. McGarvey (collectively, "Guarantors") hereby, jointly and severally, guarantee to Purchaser, its successors and assigns, the full, due and timely completion of construction of all Improvements in the manner required by the Plans and Specifications and in accordance with the provisions of this Agreement, including any modifications or amendments hereto, without any further writing, and the costs for enforcing this Guaranty (collectively, the "Obligations").

          (b) This is a guaranty of payment and performance and not of collection. The obligations of Guarantors hereunder are independent of the obligations of Seller, and a separate action or actions may be brought and prosecuted against Guarantors, regardless whether action is brought against Seller or whether Seller is joined in any such action or actions.

          (c) Guarantors agree that the obligations of Guarantors under this Paragraph 25 are primary, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Agreement or any instrument referred to herein, or any substitution, release or exchange of any other guaranty of or security for the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever

(including, without limitation, personal defenses of Seller) which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Paragraph 25 that the obligations of Guarantors hereunder shall be primary, absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more the following shall not alter or impair the liability of Guarantors hereunder:

               (i) at any time or from time to time, without notice to or consent of Guarantors, the time for any performance of or compliance with the Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any modification of or amendment to the Agreement;

               (iii) the existence of any claim, set-off or other right which Guarantors may have at any time against Purchaser, Seller or any other person or entity, whether in connection herewith or with any unrelated transaction;

               (iv) any of the acts required or contemplated in any of the provisions of the Agreement or other instruments referred herein shall be done or omitted;

               (v) the maturity of any of the Obligations shall be accelerated or extended, or any of the Obligations shall be modified, supplemented or amended in any respect or any right under the Agreement or other instruments referred to herein shall be waived or extended or any other guaranty of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (vi) Purchaser releases or substitutes any one or more of any Seller, endorses or guarantors of the Obligations;

               (vii) any of the Obligations shall be determined to be void or voidable or shall be subordinated to the claims of any person; or

               (viii) there shall be occur any insolvency, bankruptcy, reorganization or dissolution of Seller or other guarantor.

     With respect to their obligations hereunder, Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that Purchaser exhaust any right, power or remedy or proceed against any person under the Agreement or other instruments referred to herein, or against any collateral or other person under any other guaranty of, or security for, or obligation relating to, any of the Obligations.

          (d) The obligations of Guarantors under this Paragraph 25 shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of any persons in respect of the Obligations is rescinded or must be otherwise restored by Purchaser or any other holder or recipient of payment or performance of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantors agree that they will pay to Purchaser on demand all reasonable out-of-pocket costs and expenses (including, without limitation, fees of counsel) incurred by Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          (e) Without limiting the generality of the provisions of this Paragraph 25, Guarantors hereby specifically waive: (a) promptness, diligence, notice of acceptance and any other notice with respect to the Obligations; (b) any requirement that Purchaser protect, secure or insure any lien or any property subject thereto or exhaust any right or take any action against Seller or any collateral or undertake any marshalling of assets; (c) the right to direct the order of enforcement or remedies, (d) any defense arising by reason of any claim or defense based upon an election of remedies by Purchaser which in any manner impairs, reduces, releases or otherwise adversely affects its subrogating, contribution or reimbursement rights or other rights to proceed against Sellers or any collateral; (e) any duty on the part of Purchaser to disclose to Guarantors any matter, fact or thing relating to the business, operation or condition of the Property or Seller and its assets now known or hereafter known by Purchaser; and
(f) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty provided for in this Paragraph 25 and the existence, creation or incurrence of new or additional indebtedness.

     26. ROLLBACK TAXES. Any "rollback taxes" assessed or to be assessed against the Premises pursuant to the Farmland Assessment Act of 1964, N.J.S.A. 54:4-23.1, ET SEQ., shall be paid by Seller. If rollback taxes will be due with respect to the Premises but are not assessed at the Closing Date, a good-faith estimate of the amount of same shall be obtained by the parties from the tax assessor of the Township of Moorestown, at least twenty-four (24) hours prior to Closing, and Seller shall pay one hundred twenty-five (125%) percent of the amount of said estimate from the proceeds at Closing into escrow to be held by the Title Company until such time as the rollback tax assessment against the Premises is made. Upon Title Company's receipt of notice from Purchaser that said rollback taxes have been assessed against the Premises, Title Company shall, within three (3) business days thereof, pay said taxes to the Township of Moorestown. In the event the amount of the monies being held in escrow by Title Company are not sufficient to cover payment of said rollback taxes, then Seller shall promptly pay to Purchaser any additional monies that are due and payable by Seller in accordance with the terms and provisions of this Paragraph; and in the event the amount of the escrow monies are in excess of the amount of said rollback taxes, then Title Company shall disburse the remaining balance of the escrow funds to Seller after the amount of the escrow monies due to Purchaser have been disbursed to the Township of Moorestown, in accordance with the terms and provisions of the immediately proceeding sentence. Seller shall indemnify and hold Purchaser harmless from and against all costs and expenses, including reasonable attorneys fees, incurred by Purchaser in connection with Seller's failure to perform Seller's obligations under this Paragraph 26.

     27.  SELLER'S RIGHT TO EXCHANGE PROPERTY.

          (a) (i) Seller shall have the right, exercisable at least five (5) days prior to Closing, to elect to exchange the Property for other property of like kind ("Exchange Property") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended.

               (ii) If Seller elects to effect any exchange, it shall notify Purchaser as to all details thereof, and Purchaser shall execute a contract to purchase the Exchange Property in a form satisfactory to Seller (hereinafter called the "Exchange Contract"), and immediately thereafter shall assign all of its right, title and interest in and to the Exchange Contract to the Exchange Escrow Agent, as hereinafter defined. The funds required to pay the deposit under the Exchange Contract shall be provided to Purchaser by Seller or Exchange Escrow Agent. The Exchange Contract shall provide for the right of assignment by Purchaser to Exchange Escrow Agent and/or Seller without recourse, and that the seller of the Exchange Property shall look only to the deposit monies thereunder as liquidated damages, there being no liability on the part of Purchaser to said seller. Purchaser shall not be obligated to execute an Exchange Contract which would require Purchaser to be personally liable on any indebtedness or to incur any cost or expense which would increase Purchaser's liability beyond that liability incurred by Purchaser hereunder.

               (iii) In no event, however, shall the closing of title to the Property be delayed due to the inability of Seller to select an Exchange Property or close title thereto.

          (b) (i) If Seller shall elect to exchange the Property pursuant to this Paragraph, whether or not an Exchange Property has been designated, as herein set forth, the Purchase Price, exclusive of the satisfaction of liens, payment of closing costs and other permitted expenses, shall be deposited with the Exchange Escrow Agent ("Escrow Account"), subject to the Exchange Escrow Agent executing an agreement reasonably satisfactory to Purchaser whereby Exchange Escrow Agent agrees to be bound by the terms and conditions of this Paragraph 27, and shall not be paid to Seller at Closing. The Escrow Account shall be held by Exchange Escrow Agent in an interest bearing account, pursuant to the terms hereof. The interest earned upon the Escrow Account while being held by Exchange Escrow Agent shall be added to the Escrow Account and shall be paid to Seller at the closing of the Exchange Property.

               (ii) Purchaser appoints its title insurance company or such other title insurance company or other entity as Purchaser reasonably may designate, its agent, in order to effectuate the Exchange (the "Exchange Escrow Agent"). Purchaser and Seller shall cooperate with each other and Exchange Escrow Agent and promptly shall sign and deliver to Exchange Escrow Agent all documents reasonably deemed necessary by Seller in order to qualify this transaction pursuant to Internal Revenue Code Section 1031.

               (iii) Seller shall pay all fees relating to the Escrow Account, and all reasonable attorneys' fees and expenses of Purchaser, if any, relating to the exchange transaction and in no event shall Purchaser be required to assume any liability thereunder.

               (iv) During the period that the Escrow Account is in existence, Seller shall not have any control, directly or indirectly, over the funds placed in the Escrow Account, except as may be expressly provided herein.

               (v) If, at the time of Closing, Seller shall not have designated the Exchange Property, then if within forty-five (45) days following Closing, Seller shall deliver to Purchaser and to Exchange Escrow Agent a designation of an Exchange Property which Seller desires to acquire by way of exchange for the Property transferred to Purchaser at Closing ("Designation"), the parties shall proceed as provided for herein.
If there is no timely Designation, then Exchange Escrow Agent, on the forty-sixth (46th) day after Closing (or, if such day is a Saturday, Sunday or legal holiday, on the first business day thereafter) shall disburse to Seller the Escrow Account and all interest earned thereon shall be paid to Purchaser.

               (vi) Any Designation of an Exchange Property shall include an Exchange Contract, or thereafter Seller shall provide Purchaser with an Exchange Contract, which Exchange Contract comply with the terms set forth in Subparagraph 27.(a). The parties acknowledge that there may be multiple Exchange Properties and that multiple Designations may be delivered, provided that each meets the conditions set forth herein and the requirements of the Internal Revenue Code Section 1031 and regulations thereunder.

               (vii) Upon receipt by Purchaser of an Exchange Contract, it shall execute and deliver the Exchange Contract to the seller of the Exchange Property ("Exchange Seller"), Seller and Exchange Escrow Agent. Thereafter, Purchaser shall assign its interest in the Exchange Contract to Exchange Escrow Agent, it
being agreed that Purchaser shall not take title to any     Exchange Property.


               (viii) Upon Purchaser executing any Exchange Contract, and in accordance therewith, Exchange Escrow Agent shall pay from the Escrow Account to Exchange Seller, or such other party as is provided for in the Exchange Contract, the amount of the deposit and all other monies required under the Exchange Contract or otherwise related to the transaction.

               (ix) Exchange Escrow Agent shall not be liable to either Seller or Purchaser in connection with its performance as Exchange Escrow Agent, except in the event of intentional wrongdoing or negligence. Exchange Escrow Agent is authorized only to do those acts necessary and proper to effect the purpose of this Agreement.

               (x) The Exchange Escrow Agent shall use the Escrow Account, for payment of the deposit and all other payments due under the Exchange Contract to purchase the Exchange Property, plus closing costs, and for no other purpose.

               (xi) If the payment for the Exchange Property shall exceed the amount of the Escrow Account, Seller either shall: (i) deposit an amount equal to such excess with Exchange Escrow Agent no later than the day of the Exchange Property Closing; or (ii) cause or direct that the funds necessary to effectuate the Exchange Property Closing be paid directly to Exchange Seller at the Exchange Property Closing.

               (xii) At the Exchange Property Closing, the following shall be deposited or caused to be deposited with Exchange Escrow Agent: (i) a deed for the Exchange Property from Exchange Seller as grantor to Seller, as grantee; and
(ii) any other documents or agreements necessary or incidental to the acquisition or conveyance of the Exchange Property.

               (xiii) When all documents and funds called for herein have been deposited with Exchange Escrow Agent and when a title policy can be issued on the Exchange Property to Seller, subject only to title exceptions approved by Seller, Exchange Escrow Agent shall record the deed, disburse the funds and deliver all other documents to Seller. All expenses, reimbursements and prorations in connection with the Exchange Property shall be governed by the provisions of the Exchange Contract, except as expressly set forth herein.

               (xiv) Purchaser makes no warranty with respect to the Exchange Property and Seller assumes all responsibility for title to the Exchange Property being good and marketable. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any damages, liability, costs, expenses, claims, losses or demands (including reasonable attorneys' fees and costs of litigation including those for enforcing this indemnity), arising out of or in any way related to the acquisition of the Exchange

Property. If the Exchange Property is subject to any mortgage, deed of trust or lease, Purchaser shall assume no liability or obligation with respect to said mortgage, deed of trust or lease. Purchaser makes no representations as to the tax consequences of any aspect of this transaction.

               (xv) If the Exchange Property as may be designated by Seller is not conveyed to Seller within the earlier of: (i) one hundred eighty (180) days after Closing; or (ii) the due date (determined with regard to extensions) of Seller's federal income tax return for the taxable year in which the transfer of the Property occurs or if no Exchange Property is designated within forty-five
(45) days following Closing, then the Escrow Account shall be released to Seller, free of the escrow, and the obligations of Purchaser and Exchange Escrow Agent shall end. Notwithstanding failure of the Exchange Property to be conveyed to Seller as hereinabove set forth, the transfer of the Property to Purchaser shall not be subject to recession or revocation by Seller or Purchaser for any reason whatsoever.

                       [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals or caused these presents to be signed and sealed by duly authorized persons the day and year first above written.

                                   SELLER:


WITNESS:                           LANCER ASSOCIATES, L.L.C.



______________________________     By:__________________________
                                   Name:________________________
                                   Title:_______________________

                                   PURCHASER:


ATTEST:                            MACK-CALI REALTY, L.P.
                                   By:  MACK-CALI REALTY CORPORATION, its
                                        general partner


______________________________     By:__________________________
                                   Name:________________________
                                   Title:_______________________


AS TO PARAGRAPH 23:

WITNESS or ATTEST:                 ARCHER & GREINER (Escrow Agent)


______________________________     By:__________________________


AS TO PARAGRAPH 25:

WITNESSES:



______________________________     _____________________________
                                   WILLIAM G. PRICE, JR.



______________________________     _____________________________
                                   JOHN S. MCGARVEY

                                     SCHEDULE "A"

                                       PREMISES


     ALL THOSE CERTAIN tracts or parcels of land and premises thereon situate in the Township of Moorestown, County of Burlington, and State of New Jersey, bounded and described according to a plan of subdivision titled "FISHER DEVELOPMENT CO., TECHNI-PARK, MOORESTOWN, N.J.", dated May 14, 1986 and revised to November 2, 1987, by Paull Engineering of Cherry Hill, New Jersey, as follows:

BEGINNING at a point in the Southwesterly line of Lancer Road, 66 feet wide, said point being the Southeasterly end of a curve connecting the Southeasterly line of Glen Avenue, 66 feet wide, with the Southwesterly line of Lancer Road, said connecting curve having a radius of 32 feet; thence

(1) South 38 degrees 22 minutes 54 seconds East 294.70 feet continuing along the Southwesterly line of Lancer Road to a point corner to lots 3 and 4, Block 200 C, said plan; thence

(2) South 51 degrees 37 minutes 06 seconds West 368.00 feet along the line of lot 3 to a point in the centerline of a 12 feet wide drainage easement, corner to lots 3, 4, 5 and 6, said plan; thence

(3) North 38 degrees 22 minutes 54 seconds West 326.70 feet along the line of Lot 5 and the centerline of the 12 feet wide drainage easement to a point in the Southeasterly line of Glen Avenue, corner to lots 4 and 5, said plan; thence

(4) North 51 degrees 37 minutes 06 seconds East 336.00 feet along the Southeasterly line of Glen Avenue to a point; thence

(5) Southeasterly, curving to the right with a radius of 32 feet, an arc distance of 50.27 feet along the above mentioned connecting curve to a point in the Southwesterly line of Lancer Road and the point and place of beginning.

BEGINNING at a point in the Southwesterly line of Lancer Road, 66 feet wide, corner to lots 3 and 4 on above mentioned plan, said point being South 38 degrees 22 minutes 54 seconds East 294.70 feet from the Southeasterly end of a curve connecting the Southeasterly line of Glen Avenue, 66 feet wide, with the Southwesterly line of Lancer Road, said connecting curve having a radius of 32 feet; thence

(1) South 38 degrees 22 minutes 54 seconds East 326.10 feet continuing along the Southwesterly line of Lancer Road to a point in a 25 feet wide utility, sanitary sewer, and drainage easement, corner to lots 2 and 3, Block 200 C, said plan; thence

(2) South 51 degrees 37 minutes 06 seconds West 368.00 feet along the line of lot 2, and 15 feet from the Northwesterly line of the above mentioned 25 feet wide easement to a point in the centerline of a 15 feet wide drainage easement, corner to lots 3 and 6, said plan; thence

(3) North 38 degrees 22 minutes 54 seconds West 326.10 feet along the line of Lot 6 and the centerline of the 15 feet wide drainage easement to a point, corner to lots 3, 4, 5 and 6, said plan; thence

(4) North 51 degrees 37 minutes 06 seconds East 368.00 feet along the line of lot 4, said plan, to a point in the

     Southwesterly line of Lancer Road and the point and place of beginning.

BEING COMMONLY KNOWN AS Lots 2, & 4, Block 300 on the Tax Map of the Township of Moorestown.

                                    SCHEDULE "B"

                           LIST OF PLANS AND SPECIFICATIONS

                                     SCHEDULE "C"

                          FORM OF PURCHASER LETTER OF CREDIT

                               [Letterhead of the Bank]


                                             _______________, 19__
BENEFICIARY:
[Seller Name]
[Seller Address]

     Irrevocable Letter of Credit No.
     --------------------------------------------

Gentlemen:

     We hereby issue our Irrevocable Letter of Credit No. ______________________ ("LETTER OF CREDIT") in your favor, for the account of Mack-Cali Realty, L.P. ("Purchaser") in an amount equal to One Hundred Thousand ($100,000.00) Dollars.

     Drawings under this Letter of Credit shall be by one or more sight drafts, in the form of Exhibit 1 hereto, presented at our office, bearing this Letter of Credit number and accompanied by the original of this Letter of Credit and a statement by you that "the amount of this drawing represents an application of the deposit in accordance with the Agreement of Sale, dated ___________________, between Lancer Associates, L.L.C. as seller, and Purchaser."

     Partial drawings under this Letter of Credit are permitted. We will, immediately after each presentation of this Letter of Credit, return the same to you, marking this Letter of Credit to show the amount paid by us and the date of such payment.

     WE HEREBY AGREE WITH EACH DRAWER, ENDORSER AND BONA FIDE HOLDER OF ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFT WILL BE DULY HONORED ON DUE PRESENTATION TO US.

     THIS LETTER OF CREDIT SHALL EXPIRE AT THE CLOSE OF BUSINESS ON THE DATE THAT IS ___________________________________ FROM THE DATE OF THIS LETTER OF
CREDIT.

     All drafts, documents, instructions and communications pertinent to this Letter of Credit must be presented to our office located at ______________________________, Attention: Letter of Credit Department, or at any other office in New Jersey which may be designated by our written notice delivered to you.

     This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits (1994 revision), International Chamber of Commerce Publication No. 500, and any amendments thereof. This Letter of Credit shall be deemed to be a contract made under the laws of the State of New Jersey and shall, as to matters not governed by said Uniform Customs and Practice for Documentary Credits, be governed by and construed in accordance with the laws of said State.

                                   Yours very truly,

                                   [Name of Issuing Bank]


                                   By:___________________________
                                        Authorized Signature


                                   By:___________________________
                                        Authorized Signature

                                     SCHEDULE "D"

                                PERMITTED ENCUMBRANCES

I.   1.   Declaration of Restriction for Buffer Area and Storm Water Easement,
recorded with the Burlington County Clerk on October 9, 1996 in book 5244 at page 281, creating a 40 foot wide planting buffer and 20 foot wide drainage easement, provided and on the condition that such Declaration and the easements and restrictions therein do not adversely affect Purchaser's use and enjoyment of the Property and the improvements erected or to be erected thereon.

     2. Easement to Public Service Electric and Gas, recorded with the Burlington County Clerk on September 19, 1978 in book 2112 at page 327, for gas line, provided and on the condition that such Easement and the use thereof does not adversely affect Purchaser's use and enjoyment of the Property and the improvements erected or to be erected thereon.

     3. Easement to the Township of Moorestown, recorded with the Burlington County Clerk on June 27, 1980 in book 2372 at page 163, for storm sewer lines, provided and on the condition that such Easement and the use thereof does not adversely affect Purchaser's use and enjoyment of the Property and the improvements erected or to be erected thereon.

                                      SCHEDULE E

                                 SURVEY REQUIREMENTS

          (a) Calculated "metes and bounds" boundary data shown on the drawing with orientation, etc.

          (b) Narrative legal description as recorded in local records together with a "metes and bounds" boundary survey. The survey must show any items to which reference is made in legal description and/or "metes and bounds" description.

          (c) Location, description (with any recorded data) of all easements, servitudes, right-of-ways and other encroachments whether recorded or otherwise evident.

          (d) Location and size of all utilities including water, electricity, gas, telephone, sewer, etc.

          (e) Topography and terrain features shown on drawing with B.M. noted relative to local established datum.

          (f)  Size, variety and location of plantings.

          (g)  Adjoining property owners of record.

          (h)  Set backs, building lines and other local or deed restrictions.

          (i)  Zoning of parcel.

          (j) Location and nature of site improvements including curbs, catch basins, sidewalks, etc.

          (k)  Location and orientation of the building on the site.

          (l) Note any previously recorded lot lines, servitudes, etc., that have been replatted or vacated.

     Statement of Certification by a registered surveyor as follows:

     "To Mack-Cali Realty, L.P., Mack-Cali Realty Corporation, Cole Schotz Meisel Forman & Leonard, P.A. and First American Title Insurance Company:

     The undersigned certifies to the best of his professional knowledge, information and belief that this map or plat and the survey on which it was based were made (i) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted by ALTA and ACSM in 1992; (ii) includes Table A Items No. 2, 3, 6, 7, 8, 9, 10, 11, 13, 14, 15,
16 and 17 as specifically defined therein, and (iii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this Certification) of an Urban Survey."


                            ______________________________

                                     SCHEDULE "F"

                              LIST OF TENANTS AND LEASES

---------------------- ------------- ------------- ---------------------- -------------- ------------------- -----------------
                         LEASE          LEASE            RENEWAL,             CURRENT       ADDITIONAL           DATE LAST
TENANT                COMMENCEMENT   TERMINATION       EXTENSION OR            ANNUAL          RENT               BASE AND
NAME/ADDRESS             DATE           DATE           OTHER RIGHTS          BASE RENT                           ADDITIONAL
                                                       OR OPTIONS;                                               RENT WERE
                                                        HAVE SAID                                              PAID; PERIOD
                                                        RIGHTS OR                                                 COVERED
                                                       OPTIONS BEEN
                                                         EXERCISED
---------------------- ------------- ------------- ---------------------- -------------- ------------------- -----------------
Tad's Delivery Service,  4/1/98        3/31/08      2, 5 year renewals;    $365,400.00    None required at    None required at
Inc. t/a T&N Van                                          Not to                          the time of this    the time of this
Service, Inc.                                        be exercised until                   Agreement           Agreement
Moorestown, NJ                                             2008
---------------------- ------------- ------------- ---------------------- -------------- ------------------- -----------------


-------------- -------------------------- ---------------------------- --------------------
   SECURITY      FUTURE CONCESSION,            RIGHT TO PURCHASE          IS LANDLORD OR
   DEPOSIT;      REBATE, ALLOWANCE,            OWNERSHIP INTEREST        TENANT IN BREACH
  INTEREST        FREE RENT PERIOD                  PROPERTY                OR DEFAULT?
   EARNED      OR OTHER CONSIDERATIONS
-------------- -------------------------- ---------------------------- --------------------
 $58,666.66              None                Tenant has 3 options               No
                                             to purchase the premises:
                                             1st option 4/1/98-3/31/03;
                                             2nd option 7/1/98-10/31/98;
                                             3rd option 11/1/07-2/28-08
-------------- -------------------------- ---------------------------- --------------------

                                     SCHEDULE "G"

              ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS made and executed this ___ day of ___________, 19___ by and between LANCER ASSOCIATES, L.L.C., a New Jersey limited liability company, having an office at 840 N. Lenola Road, Moorestown, New Jersey 08057 ("Assignor") and MACK-CALI REALTY, LP., a New Jersey limited partnership, having an address at 11 Commerce Drive, Cranford, New Jersey 07016 ("Assignee").

     WHEREAS, Assignor is the owner of certain land located in the Township of Moorestown, County of Burlington, State of New Jersey and more particularly described on EXHIBIT A annexed hereto and made a part hereof, and the improvements thereon (the land and improvements hereinafter collectively referred to as the "Premises");

     WHEREAS, Assignor has agreed to sell and convey to Assignee and Assignee has agreed to purchase the Premises;

     WHEREAS, the Premises is subject to certain tenant leases ("Leases") and Landlord has possession of certain security deposits ("Security Deposits") more fully described on EXHIBIT B attached hereto and made a part hereof; and

     WHEREAS, in connection with the sale and purchase of the Premises, Assignor has agreed to assign to Assignee the Leases and the Security Deposits and Assignee has agreed to assume from Assignor the obligations under said Leases.

     NOW, THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Assignor does by these presence assign to Assignee all of Assignor's right, title and interest in and to the Leases and Security Deposits.

     Assignee does by these presence assume and agrees to perform and discharge all of the obligations of Assignor under and pursuant to said Leases from this date forward.

     Assignee hereby indemnifies and agrees to hold Assignor harmless from and against any and all claims arising out of or related to the Leases or Security Deposits accruing from and after this date, including reasonable attorneys' fees and costs in the defense of such claims.

     Assignor hereby indemnifies and agrees to hold Assignee harmless from and against all claims arising out of or related to the Leases and Security Deposits accruing prior to the date hereof, including reasonable attorneys' fees and costs in the defense of such claims.

     This Assignment and Assumption is binding on the parties

hereto and their respective heirs, administrators, executors and and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have each caused these presence to be signed by its proper corporate officer as of the date first above written.


ATTEST:                       LANCER ASSOCIATES, L.L.C.
                              Assignor

__________________________    By:______________________________
                              Name: ___________________________
                              Title: __________________________


ATTEST:                       MACK-CALI REALTY, L.P.
                              By: Mack-Cali Realty Corporation
                              Assignee


__________________________    By:______________________________
                              Name: ___________________________
                              Title:___________________________


STATE OF NEW JERSEY

COUNTY OF
)
)
)


SS.:

     I CERTIFY that on _______________________________ , 19__,
__________________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

     (a) this person signed, sealed, and delivered the attached document as the _______________________________;

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                   ______________________________

STATE OF NEW JERSEY

COUNTY OF
)
)
)


SS.:

     I CERTIFY that on _____________________________, 19___,
_____________________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

     (a) this person signed, sealed, and delivered the attached document as the _________________________;

     (b)  the proper corporate seal was affixed; and

     (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.



                                   ______________________________




STATE OF NEW JERSEY

COUNTY OF
)
)
)


SS.:
     I CERTIFY that on ___________________________ , 19___,
____________________________________ personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person):

     (a)  is named in and personally signed the attached document; and

     (b)  signed, sealed and delivered this document as his or her act and deed.


                                   _____________________________

                                                                       EXHIBIT A

                                  LEGAL DESCRIPTION

                                      EXHIBIT B

                             LEASES AND SECURITY DEPOSITS

                                     SCHEDULE "H"

                                    TENANT NOTICE


                              Lancer Associates, L.L.C.
                          c/o McGarvey Development Co., Inc.
                                840 North Lenola Road
                             Moorestown, New Jersey 08057




                                        [Date]


[Tenant Name]
[Tenant Address]

          Re:  [Property Address]

Dear Tenant:

     Please be notified that Lancer Associates, L.L.C. has sold its interest in the Property to Mack-Cali Realty, L.P. You are requested to forward all future rent payments, additional charges, and all notices required to be given under the Lease, to the new Landlord at the following address:

                        ______________________________________
                        ______________________________________
                        ______________________________________
                        ______________________________________


     Your security deposit of $____________________________ has also been transferred.


                              Sincerely,

                              LANCER ASSOCIATES, L.L.C.

                              By:___________________________
                              Name:_________________________

                                     SCHEDULE "I"

                                 ESTOPPEL CERTIFICATE



Mack-Cali Realty, L.P.
11 Commerce Drive
Cranford, New Jersey 07016

     RE:  __________________________________
          __________________________________ (the "Property")


     The undersigned, as Tenant under that certain lease dated ________________ (the "Lease"), made with LANCER ASSOCIATES, L.L.C., as Landlord, does hereby warrant and represent to Mack-Cali Realty, L.P. and its assigns and successors (the "Purchaser") and to any lender or mortgagee of Purchaser with respect to Purchaser's acquisition and financing of the Property of which the Demised Premises (as hereinafter defined) form a part:

     1. That the premises leased by Tenant (the "Demised Premises") pursuant to the Lease are described as:

          Unit(s) __________ consisting of _______________
          square feet;

     2. That the Lease has not been modified, changed, altered or amended in any respect, except as set forth below. If none, state "none". A true and complete copy of the Lease, together with any and all modifications, amendments and/or assignments thereto, are annexed hereto as Exhibit A;

     3. That the full name and current mailing address for Tenant, and the address for all notices to Tenant, are set forth below:






     4. That the Demised Premises have been completed in accordance with the terms of the Lease, that Tenant has accepted possession of the Demised Premises and that Tenant now occupies the same, and is open for business. All improvements, alterations or additions to be constructed on the Demised Premises by Landlord pursuant to the Lease have been completed and accepted by Tenant and any other item of an executory nature has been completed under the terms of the Lease. All contributions required from Landlord for improvements to the Demised Premises, if any, have been paid in full to Tenant;

     5. That the original Lease term began on ________________, 19__ and will expire on ________________________, 19__;

     6. That Tenant pays rent on a current basis and rent has been paid through _________________________________; that no rent has been paid by Tenant for more than one month in advance; that the annual fixed rent payable to Landlord is $_______________; that as of the date hereof, additional rent of $_________________ is payable to Landlord on account of utility costs, real estate taxes and operating expenses; that the base amount for such additional rent is $_____________________________; that there is no claim or basis for an adjustment thereto; and that the amounts of fixed and additional rent are being paid on a current basis;

     7. That Tenant has not given Landlord any notice of any claim arising under the Lease nor any notice of a default on the part of the Landlord under the Lease which has not been cured. There are no defaults by Landlord under the Lease as of the date hereof. As of the date hereof, the undersigned is entitled to no credit, no free rent, and no offset, counterclaim or deduction in rent;

     8. That the Lease is not in default and is now in full force and effect and has not been assigned nor any portion of the Demised Premises sublet except as set forth in Paragraph 2 above, and the Lease is the only agreement between Landlord and the undersigned regarding the Demised Premises;

     9. That Tenant has paid to Landlord a security deposit of $________________________ and Tenant has no knowledge of any claim made by Landlord against the security deposit;

     10. That Tenant has ______________ option(s) to renew the Lease for a period of ____________________ years upon the terms set forth in the Lease, and that none of such options have been exercised except __________________________;

     11. That Tenant has no (i) option to expand into additional space in the Property, (ii) right of first refusal or first offer of any space in the Property, or (iii) option to acquire all or any part of the property in which the Demised Premises are located;

     12. Except as set forth on Exhibit B, Tenant does not use, store, manufacture, generate, handle or dispose of at the Property, any chemical, element or compound which is identified or classified as a regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, toxic pollutant, contaminant, solid waste or special waste ("Hazardous Materials") under any law, ordinance, rule, regulation, order, directive or requirement of any governmental authority ("Laws"), other than small quantities of household cleaning and office supplies. To the extend Hazardous Materials are set forth on Exhibit B, each of such Hazardous Materials is used, stored, manufactured, generated, handled and disposed of in accordance with Law; and

     13.  Tenant's Standard Industrial Classification ("SIC") Number is
____________________.

     14. That no actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.



Dated _______________, 199__

                                   TENANT:

                                   _____________________________


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                      EXHIBIT A

                                        LEASE

                                      EXHIBIT B

                          DESCRIPTION OF HAZARDOUS MATERIAL

                                     SCHEDULE "J"

                                BROKERAGE COMMISSIONS



------------- -------------- ------------------- -------------- -------------- ------------------ -----------------
BROKER NAME    TENANT NAME    DESCRIPTION OF      AGREEMENT      COMMISSION     PAYMENT DATE(S)     EXP. OF COMM.
                              PREMISES                                                              OBLIGATIONS
------------- -------------- ------------------- -------------- -------------- ------------------ -----------------
GMH Realty        T & N       Unit 1                             6% of rental   As collected        none
                              Lancer and Glenn
                              Moorestown, NJ
------------- -------------- ------------------- -------------- -------------- ------------------ -----------------

                                     SCHEDULE "K"

                                INTENTIONALLY DELETED

                                     SCHEDULE "L"

                                  LIST OF GUARANTEES

                                         None

                                     SCHEDULE "M"

                                  LIST OF CONTRACTS

                                         None

                                     SCHEDULE "N"

                                   LIST OF ACTIONS

                                         None

                                     SCHEDULE "O"

                                  LIST OF INSURANCE

     The insurance set forth in Section 4(e) of this Agreement.

                                     SCHEDULE "P"

                            SELLER'S ENVIRONMENTAL REPORTS



BLOCK 300, LOTS 1-4, FLEX BUILDINGS XXV AND XXVI, MOORESTOWN, NJ:
------------- ------------------------------------------------------------------
Date           Description
------------- ------------------------------------------------------------------
9/08/97        Soil and Foundation Engineering Report prepared by Underwood
               Engineering Company for McGarvey Development
------------- ------------------------------------------------------------------

                                     SCHEDULE "Q"

                                ENVIRONMENTAL MATTERS

                                         None

                                     SCHEDULE "R"

                                   FORM OF GUARANTY

     IN CONSIDERATION of Ten ($10.00) Dollars and other good and valuable consideration to the undersigned, WILLIAM G. PRICE, JR. AND JOHN S. MCGARVEY, jointly and severally (collectively, "Guarantor"), in hand paid, receipt whereof is hereby acknowledged, and in further consideration for and as an inducement to MACK-CALI REALTY, L.P., a New Jersey limited partnership ("Purchaser"), to enter into that certain Agreement of Sale ("Agreement") with LANCER ASSOCIATES, L.L.C., as Seller ("Seller") for certain real property located in Moorestown, New Jersey (the "Property") as more particularly described in the Agreement, Guarantor acknowledges that it is a related person to Seller and that the sale of the Property as contemplated in the Agreement is of material value and benefit to Guarantor; therefore, Guarantor does hereby unconditionally, absolutely and irrevocably guarantee to Purchaser, its successors and assigns, the full, timely, and faithful payment and performance of all Obligations (as defined in the Agreement) of Seller, and any damages payable to Purchaser arising from Seller's failure to timely perform Seller's Obligations. This Guarantee shall not require any diligence, presentment, notice of non-performance or non-observance, or proof, or notice, or demand, whereby to charge Guarantor, all of which Guarantor hereby expressly waives. Guarantor expressly agrees that the validity of this Guarantee and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by Purchaser against Seller of any of the rights or remedies reserved to Purchaser pursuant to the provisions of the Agreement.

     With respect to the payment by Seller of any sums of money to Purchaser, including, without limitation, any damages payable to Purchaser arising from Seller's failure to timely perform Seller's Obligations, this Guarantee is a guarantee of payment and not of collection. With respect to non-monetary obligations of Seller, this Guarantee is a guarantee of performance of all of the Obligations of Seller under the Agreement. Guarantor hereby waives exhausting of recourse against Seller or any collateral and agrees that any action brought for the enforcement of rights under the Agreement or under this Guarantee may, in Purchaser's discretion, be brought against Guarantor and/or Seller jointly or severally. Guarantor hereby agrees that the failure of Purchaser to require strict performance of any of the terms of the Agreement, or any extension of time, concession, indulgence, or waiver of performance granted by Purchaser shall not release Guarantor from liability under this Guarantee. Guarantor hereby expressly agrees that no act or omission of any nature whatsoever by Seller or Purchaser shall release Guarantor from its obligations under this Guarantee and that the obligations of Guarantor hereunder shall be primary, direct and unconditional irrespective of any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety, including, without limitation, (i) any extensions, removal, settlement, compromise, waiver, or release in respect of any obligation of Seller under the Agreement, by operation of law or otherwise, (ii) the existence of any claim, set-off or other right which Guarantor may have at any time against Purchaser, Seller or any other person or entity, whether in connection herewith or with any unrelated transaction, (iii) the genuineness, validity, regularity, or enforceability of the Agreement or any other instrument between Seller and Purchaser, (iv) any substitution, release or exchange of any other guarantee of or security for the Obligations, (v) the release or substitution of any one or more of any Seller, endorser or Guarantor or any person or entity comprising any one of them, or (vi) any Obligation shall be determined to be void or voidable. Without limiting the generality of the provisions of this

Guarantee, Guarantor hereby specifically waives: (a) any requirement that Purchaser protect, secure or insure any lien or any property subject thereto or exhaust any right or take any action against Seller or any collateral or undertake any marshalling of assets; (b) the right to direct the order of enforcement or remedies, (c) any defense arising by reason of any claim or defense based upon an election of remedies by Purchaser which in any manner impairs, reduces, releases or otherwise adversely affects its subrogating, contribution or reimbursement rights or other rights to proceed against Seller or any collateral; (d) any duty on the part of Purchaser to disclose to Guarantor any matter, fact or thing relating to the business, operation or condition of the Properties (as defined in the Agreement) or Seller and its assets now known or hereafter known by Purchaser. The obligations of Guarantor hereunder shall survive the termination or expiration of the Agreement.

     Guarantor hereby agrees that any subsequent change, modification, amendment, extension or renewal of either of the Agreement or any of its respective terms, covenants or conditions, may be agreed or consented to by Purchaser or any successors in interest, without notice to or consent of Guarantor and without in any manner releasing or relieving Guarantor from its present or future liability under the Agreement or this Guarantee. Guarantor agrees that notwithstanding any change, modification, amendment, extension or renewal of the Agreement, the obligations hereunder of Guarantor shall extend and apply with respect to the full, timely, and faithful performance and observance of all the covenants, terms and conditions of the Agreement as modified.

     Neither Guarantor's obligation to make payment in accordance with the terms of this Guarantee nor any remedy for the enforcement thereof shall be impaired, modified, released or limited in any way by any impairment, modification, release, or limitation of the liability of Guarantor or Seller or their respective estate in bankruptcy, resulting from the obligation of any present or future provision of the Bankruptcy Code of the United State as amended from time to time or from the decision of any court interpreting the same, or by any insolvency, reorganization, or dissolution. The obligations of Guarantor under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of any persons in respect of the Obligations is rescinded or must be otherwise restored by Purchaser or any other holder or recipient of payment or performance of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will pay to Purchaser on demand all reasonable out-of-pocket costs and expenses (including, without limitation, fees of counsel) incurred by Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     For so long as the Guarantee is in effect, Guarantor waives any rights that Guarantor may have against Seller by reason of any one or more payments or acts in compliance with the obligations of Guarantor under this Guarantee, and subordinates any liability or indebtedness of Seller held by Guarantor to the obligations of Seller to Purchaser under the Agreement.

     This Guarantee shall be in effect until Seller has fully and faithfully performed the Obligations of Seller in accordance with the terms of the Agreement. This Guarantee shall be binding upon the undersigned and its successors and assigns. Guarantor represents and warrants that this Guarantee has been duly executed and delivered, and constitutes Guarantor's valid and legally binding agreement in accordance with its terms.

     This Guarantee shall be governed by, interpreted under the laws of, and enforced in the courts of the State of New Jersey. Guarantor irrevocably appoints Seller as its agent for the service of process related to this Guarantee.

     Guarantor hereby waives the right to a jury trial in any action or proceeding that may hereafter be instituted by Purchaser against Guarantor with respect to this Guarantee. Guarantor shall pay to Purchaser, all of Purchaser's expenses, including but not limited to, reasonable attorneys' fees and costs incurred in successfully enforcing the provisions of this Guarantee.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be duly executed and sealed this ____ day of _______________, 1998.


WITNESS



______________________             __________________________
                                   William G. Price, Jr.



_______________________            _________________________
                                   John S. McGarvey

                                     SCHEDULE "S"

                                   PCB TRANSFORMERS

                                         None

                                     SCHEDULE "T"

                                 ADJACENT PROPERTIES

     ADDRESS OF PROPERTY           TAX BLOCK/LOT

1.   2 Commerce Drive              B.502/L.18
     Moorestown, NJ

2.   101 Commerce Drive            B.501/L.3
     Moorestown, NJ

3.(a)102 Commerce Drive            B.501/L.16
     Moorestown, NJ

  (b)202 Commerce Drive            B.502/L.17
     Moorestown, NJ

4.   201 Commerce Drive            B.502/L.10
     Moorestown, NJ

5.   1 Executive Drive             B.500/L.1
     Moorestown, NJ

6.   2 Executive Drive             B.501/L.5
     Moorestown, NJ

7.   101 Executive Drive           B.500/L.2
     Moorestown, NJ

8.   102 Executive Drive           B.501/L.1
     Moorestown, NJ

9.   225 Executive Drive           B.502/L.3 & 4
     Moorestown, NJ

10.  97 Foster Road                B.200/L.4
     Moorestown, NJ

11.  1507 Lancer Drive             B.301/L.8
     Moorestown, NJ

12.  1256 North Church St.         B.302/L.2 & 3
     Moorestown, NJ

13.  840 North Lenola Road         B.400/L.8
     Moorestown, NJ

14.  844 North Lenola Road         B.400/L.8
     Moorestown, NJ

15.  30 Twosome Drive              B.3504/L.6
     Moorestown, NJ

16.  40 Twosome Drive              B.3504/L.5
     Moorestown, NJ

17.  50 Twosome Drive              B.3504/L.4
     Moorestown, NJ

18.  3 Terri Lane                  B.120.03/L.2
     Burlington, NJ

19.  5 Terri Lane                  B.120.03/L.1
     Burlington, NJ

20.  1413 Metropolitan Ave         B.346.05/L.5
     West Deptford
     (Thorofare)
     (Gloucester County)

                                  TABLE OF CONTENTS

                                                                            PAGE

1.   AGREEMENT TO SELL AND PURCHASE. . . . . . . . . . . . . . . . . . . . .   1
2.   PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
3.   DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
4.   CONSTRUCTION OF IMPROVEMENTS. . . . . . . . . . . . . . . . . . . . . .   3
5.   TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
6.   REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . . .   8
7.   LEASES AND TENANCIES. . . . . . . . . . . . . . . . . . . . . . . . . .  20
8.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
9.   CLOSING ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  23
10.  RISK OF LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
11.  CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
12.  APPROVALS FOR TRANSFER. . . . . . . . . . . . . . . . . . . . . . . . .  27
13.  DUE DILIGENCE PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . .  28
14.  ENVIRONMENTAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .  30
15.  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .  34
16.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
17.  BROKER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
18.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
19.  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
20.  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
21.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
22.  CROSS DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
23.  ESCROW AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
24.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
25.  GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
26.  ROLLBACK TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
27.  SELLER'S RIGHT TO EXCHANGE PROPERTY . . . . . . . . . . . . . . . . . .  48


SCHEDULE "A" -      PREMISES
SCHEDULE "A-1"-     DEPICTION OF PREMISES
SCHEDULE "B" -      LIST OF PLANS AND SPECIFICATIONS
SCHEDULE "C" -      FORM OF LETTER OF CREDIT
SCHEDULE "D" -      PERMITTED ENCUMBRANCES
SCHEDULE "E" -      SURVEY REQUIREMENTS
SCHEDULE "F" -      LIST OF TENANTS AND LEASES
SCHEDULE "G" -      ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
SCHEDULE "H" -      TENANT NOTICE
SCHEDULE "I" -      ESTOPPEL CERTIFICATE
SCHEDULE "J" -      BROKERAGE COMMISSIONS
SCHEDULE "K" -      INTENTIONALLY DELETED
SCHEDULE "L" -      LIST OF GUARANTEES
SCHEDULE "M" -      LIST OF CONTRACTS
SCHEDULE "N" -      LIST OF ACTIONS
SCHEDULE "O" -      LIST OF INSURANCE
SCHEDULE "P" -      SELLER'S ENVIRONMENTAL REPORTS
SCHEDULE "Q" -      ENVIRONMENTAL MATTERS
SCHEDULE "R" -  FORM OF GUARANTY
SCHEDULE "S" -  PCB TRANSFORMERS
SCHEDULE "T" -  ADJACENT PROPERTIES

                                  AGREEMENT OF SALE

                                       BETWEEN

                              LANCER ASSOCIATES, L.L.C.,

                                      AS SELLER

                                         AND

                               MACK-CALI REALTY, L.P.,

                                     AS PURCHASER